UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

DexCom, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 18, 2008

To Our Stockholders:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of DexCom, Inc. to be held at DexCom’s headquarters located at 6340 Sequence Drive, San Diego, California 92121, on May 19, 2008, at 2:00 p.m. local time.

The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

It is important that you use this opportunity to take part in the affairs of DexCom, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Terrance H. Gregg
President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2008.

THIS PROXY STATEMENT AND OUR ANNUAL REPORT ARE AVAILABLE VIA OUR

WEBSITE AT www.dexcom.com

DEXCOM, INC.

6340 Sequence Drive

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of DexCom, Inc., a Delaware corporation. The meeting will be held on May 19, 2008 at 2:00 p.m. local time at DexCom’s corporate headquarters located at 6340 Sequence Drive, San Diego, California 92121, for the following purposes:

1. To elect one Class III director to hold office until our 2011 Annual Meeting of Stockholders.

2. To approve an amendment to our 2005 Equity Incentive Plan that will increase the number of authorized shares under the Plan by 1,250,000 from 7,508,118 that are currently authorized to 8,758,118.

3. To ratify the selection by the audit committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

4. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is April 11, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Terrance H. Gregg
President and Chief Executive Officer
San Diego, California
April 18, 2008

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy accompanying this notice as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder.

DEXCOM, INC.

6340 Sequence Drive

San Diego, California 92121

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2008

QUESTIONS AND ANSWERS

Why am I receiving these proxy materials?

We sent you this proxy statement and the accompanying proxy card because the Board of Directors of DexCom, Inc. is soliciting your proxy to vote at its 2008 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the accompanying proxy card.

We mailed this proxy statement, the accompanying proxy card and our annual report on or about April 18, 2008 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 11, 2008, the record date for the annual meeting, will be entitled to vote at the annual meeting. At the close of business on the record date, there were 29,479,255 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting.

As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I voting on?

There are three matters scheduled for a vote at the annual meeting:

•	the election of one Class III director to hold office until our 2011 Annual Meeting of Stockholders,

•

the approval of an amendment to our 2005 Equity Incentive Plan that will increase the number of authorized shares under the Plan by 1,250,000 from 7,508,118 that are currently authorized to 8,758,118, and

•

the ratification of the selection by the audit committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

How do I vote?

For the election of directors, you may either vote “For” the one nominee or you may “Withhold” your vote for the nominee. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting. Alternatively, you may vote by proxy by using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on April 11, 2008, the record date for the annual meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the one nominee for director, “For” the amendment to the 2005 Equity Incentive Plan and “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, one of the individuals named on your proxy card as your proxy will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers, and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners or pay a proxy solicitor to assist in the solicitation of proxies.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	you may submit another properly completed proxy with a later date,

•	you may send a written notice that you are revoking your proxy to our Secretary at 6340 Sequence Drive, San Diego, California 92121, or

•	you may attend the annual meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy).

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, a stockholder proposal must be submitted in writing by December 18, 2008, to our Secretary at 6340 Sequence Drive, San Diego, California 92121. If you wish to submit a proposal that is not to be included in next year’s proxy materials, your proposal generally must be submitted in writing to the same address no later than March 5, 2009 but no earlier than February 4, 2009. Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For” and “Withhold” votes with respect to the election of directors and, with respect to any proposals other than the election of directors, “For” and “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions and broker non-votes will be counted as present and entitled to vote for the purposes of establishing a quorum, but will not be counted towards the affirmative vote total for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions, such as the vote for directors and ratification of our independent registered public accounting firm. On non-discretionary items, such as the amendment to the 2005 Equity Incentive Plan, for which you do not give instructions to your broker, bank or other agent, the shares will not be voted and will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For the election of directors, the one nominee receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.

•

To be approved, the amendment to the 2005 Equity Incentive Plan and the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm must receive a “For” vote from the majority of shares present and entitled to vote on the matter either in person or by proxy. Abstentions and broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether these matters have been approved.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by stockholders present at the meeting or by proxy. At the close of business on the record date, there were 29,479,255 shares outstanding and entitled to vote. Therefore, in order for a quorum to exist, 14,739,628 shares must be represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our Quarterly Report on Form 10-Q for the second quarter of 2008.

PROPOSAL 1

ELECTION OF DIRECTORS

As of immediately prior to the annual meeting, our Board of Directors will consist of seven members and is divided into three classes, each of which has a three-year term. Class I consists of two directors, Class II consists of three directors, and Class III consists of two directors as of immediately prior to the annual meeting. Immediately following the annual meeting, the Board of Directors will consist of six members and Class III shall consist of a single director, as one of our current Class III directors has not been nominated to stand for re-election. A single Class III director nominee is to be elected at this annual meeting to serve until our 2011 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his death, resignation or removal. Pursuant to the terms of our bylaws, stockholders cannot vote for more than one director at this annual meeting. The terms of the directors in Classes I and II expire at our 2009 and 2010 Annual Meetings of Stockholders, respectively.

The nominee for Class III director is Sean D. Carney. The nominee is currently a director of DexCom. The nominee was elected by our stockholders in a stockholder meeting on March 21, 2005.

Directors are elected by a plurality of the votes present at the meeting or by proxy and entitled to vote at the meeting. The nominee receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the nominee named above or, if the nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. The nominee has agreed to serve as a director if elected, and we have no reason to believe that the nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE NAMED ABOVE.

The following is biographical information as of April 4, 2008 for the nominee for Class III director and each person whose term of office as a Class I or II director will continue after the annual meeting.

Name	Age	Position
Terrance H. Gregg	59	President, Chief Executive Officer and Director
Donald L. Lucas	78	Chairman of the Board of Directors
Sean D. Carney	39	Director
Donald A. Lucas	45	Director
Kevin Sayer	50	Director
Jay S. Skyler, M.D.	61	Director

Nominee for Election for a Three-year Term Expiring at the 2011 Annual Meeting

Sean D. Carney has served on our Board of Directors since December 2004. Since 1996, Mr. Carney has been employed by Warburg Pincus LLC, a private equity firm, and has served as a Member and Managing Director of Warburg Pincus LLC and General Partner of Warburg Pincus & Co. since January 2001. Mr. Carney also serves as a director of Arch Capital Group Ltd. and Bausch & Lomb, Inc. Mr. Carney received an A.B. from Harvard College and an M.B.A. from Harvard Business School.

Directors Continuing in Office Until the 2009 Annual Meeting

Terrance H. Gregg has served on our Board of Directors since May 2005, and as our President and Chief Executive Officer since June 2007. Since 1999, Mr. Gregg has served as a director of Vasogen, Inc., an immunotherapy company focused on heart failure and neurogenerative diseases, and has served as its Chairman since March 2006. Since September 2004, Mr. Gregg has been a Special Venture Partner with Galen Collaborative Capital, a private equity firm, and has operated THG Consulting LLC, a health care advisory firm.

From July 2002 to September 2004, Mr. Gregg served as a senior adviser to the diabetes business of Medtronic, Inc., a medical technology company. Mr. Gregg served as President and Chief Operating Officer of MiniMed, Inc., a medical technology company focused on insulin pumps for people with diabetes, from October 1996 until its acquisition by Medtronic, Inc. in August 2001, and Mr. Gregg served as a Vice President of Medtronic and President of Medtronic MiniMed after the acquisition until July 2002. Mr. Gregg formerly served as the Chairman of the American Diabetes Association Research Foundation Board. He also serves as a director of LMS Medical Systems, Ltd. Mr. Gregg received a B.S. from Colorado State University.

Kevin Sayer has served on our Board of Directors since November 2007. Since April 2007, Mr. Sayer has served as Chief Financial Officer of Biosensors International Group, Ltd., and President of Biosensors International USA, a medical technology company developing, manufacturing and commercializing medical devices used in interventional cardiology and critical care procedures. Prior to joining Biosensors International Group, Ltd., from May 2005 to April 2007, Mr. Sayer served as an independent healthcare and medical technology industry consultant. From March 2004 to May 2005, Mr. Sayer was Executive Vice President and Chief Financial Officer of Specialty Laboratories, Inc., a company offering clinical reference laboratory services. From August 2002 to March 2004, Mr. Sayer worked as an independent healthcare and medical technology industry consultant. Mr. Sayer served as Chief Financial Officer of MiniMed, Inc., a medical technology company focused on insulin pumps for people with diabetes, from May 1994 until its acquisition by Medtronic, Inc. in August 2001. Mr. Sayer served as Vice President and General Manager of Medtronic MiniMed after the acquisition until August 2002. Mr. Sayer is a Certified Public Accountant and received his Master’s Degree in Accounting and Information Systems concurrently with a Bachelor’s Degree in Accounting, both from Brigham Young University.

Directors Continuing in Office Until the 2010 Annual Meeting

Donald L. Lucas has served as Chairman of our Board of Directors since September 2002 and as a director since May 2002. In 1960, Mr. Lucas began a seven-year participation, including acting as both a general partner and a limited partner, with Draper, Gaither & Anderson, the first venture capital firm organized on the West Coast in the United States. Since 1967, Mr. Lucas has been actively engaged in venture capital activities as a private individual. Mr. Lucas currently serves as a director of Cadence Design Systems, Inc., Oracle Corporation, Vimicro Corporation, Spansion, Inc. and 51job, Inc. Mr. Lucas also serves as a director for several privately held companies. Mr. Lucas received a B.A. from Stanford University and an M.B.A. from the Stanford Graduate School of Business. Mr. Lucas is also trustee of Santa Clara University and Chairman Emeritus of the Stanford Institute for Economic Policy Research.

Donald A. Lucas has served on our Board of Directors since May 2002. Mr. Lucas, a second generation venture capitalist, formed Lucas Venture Group, LLC, a private venture capital firm, in 2007. Prior to forming Lucas Venture Group, Mr. Lucas co-founded RWI Ventures, also a venture capital firm, in 2000. Mr. Lucas has been an active venture investor for more than 25 years. Previously, Mr. Lucas spent over a decade with his father, Donald L. Lucas, investing in a number of venture backed companies in the technology and life sciences sectors, including Macromedia, Intuitive Surgical and Coulter Pharmaceutical. Mr. Lucas currently serves as a director of Response Analytics, Inc., and as a board observer of Paracor Medical, both privately held companies. Mr. Lucas also serves as a director of the Silicon Valley Chapter of the Juvenile Diabetes Research Foundation (“JDRF”), the Richard M. Lucas Foundation, and is a member of the UCSF Diabetes Center Leadership Council. Mr. Lucas holds a B.A. from Santa Clara University.

Jay S. Skyler, M.D., MACP has served on our Board of Directors since September 2002. Dr. Skyler is a Professor of Medicine, Pediatrics and Psychology and Associate Director of the Diabetes Research Institute at the University of Miami in Florida, where he has been employed since 1976. Dr. Skyler also serves as Study Chairman for the National Institute of Diabetes & Digestive & Kidney Diseases Type 1 Diabetes TrialNet clinical trials network. Dr. Skyler also serves as a director of Amylin Pharmaceuticals, Inc. Dr. Skyler received a B.S. from Pennsylvania State University and an M.D. from Jefferson Medical College.

Donald A. Lucas is the son of Donald L. Lucas. With the exception of such relationship, there are no family relationships among any of our directors and executive officers.

CORPORATE GOVERNANCE

Independence of the Board of Directors and its Committees

As required under NASDAQ Stock Market listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the board. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable NASDAQ listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and DexCom, our senior management and our independent registered public accounting firm, our Board of Directors has affirmatively determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Mr. Gregg, our President and Chief Executive Officer. In making its independence determinations, the Board reviewed transactions and relationships between the director, or any member of his or her immediate family, and us or one of our subsidiaries or affiliates based on information provided by the director, our records and publicly available information. Specifically, the Board considered the following types of relationships and transactions: (i) principal employment of and other public company directorships held by each non-employee director; (ii) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between DexCom and/or its subsidiaries or affiliates and any entity for which the non-employee director, or his or her immediate family member, is an executive officer or greater-than-10% shareholder; and (iii) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between DexCom and/or its subsidiaries or affiliates and any other public company for which the non-employee director serves as a director. The relationships and transactions reviewed by our Board included the following:

•

the father and son relationship between Donald L. Lucas and Donald A. Lucas, in which case the Board determined that such relationship would not interfere with the exercise of independent judgment of either of them as directors.

As required under applicable NASDAQ listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board of Directors are comprised entirely of directors determined by the Board to be independent within the meaning of applicable NASDAQ listing standards.

Information Regarding the Board of Directors and its Committees

Our Board of Directors has an audit committee, a compensation committee and a nominating and governance committee. The following is membership and meeting information for each of these committees during the fiscal year ended December 31, 2007, as well as a description of each committee and its functions.

Name	Audit Committee		Compensation Committee		Nominating and Governance Committee
Terrance H. Gregg
Donald L. Lucas	X	*			X
Sean Carney	X		X	*
Donald A. Lucas	X		X
Glen D. Nelson, M.D.**			X		X	*
Kevin Sayer	X
Jay S. Skyler, M.D.					X
Total meetings in fiscal year 2007	6		10		5

*	Committee Chairperson
**	Mr. Nelson’s term as a director will expire at the 2008 annual meeting, and he has not been nominated for re-election.

Audit Committee

The audit committee operates pursuant to a written charter that is available on our website at http://www.dexcom.com. The audit committee reviews and evaluates our financial statements, accounting practices and our internal accounting procedures, selects and engages the appointment of our independent registered public accounting firm and reviews the results and scope of the audit and other services provided by our independent registered public accounting firm.

Audit Committee Financial Experts. Our Board of Directors has determined that each of Kevin Sayer and Donald L. Lucas qualify as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission, or SEC, rules. In addition, each member of our audit committee possesses the financial qualifications required of audit committee members set forth in the rules and regulations of the NASDAQ Global Market. The Board made a qualitative assessment of the committee members’ level of knowledge and experience based on a number of factors, including formal education and experience.

Compensation Committee

The compensation committee operates pursuant to a written charter that is available on our website at http://www.dexcom.com. The compensation committee reviews and determines the compensation and benefits of our executive officers, reviews and recommends to the Board concerning the compensation of our non-employee directors, reviews annually and recommends to our Board cash-based and equity-based incentive compensation under our equity compensation and employee benefits plans and reviews our general policies relating to compensation and benefits. Each member of this committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986.

Compensation Committee Policies and Procedures. The compensation committee reviews management’s recommendations for compensation and benefits for executive officers. The compensation committee reviews and determines the amount and composition of executive compensation to be paid to the executive officers, including the Chief Executive Officer.

The compensation committee annually reviews and evaluates base salary and bonuses for all executive officers, and in conducting such reviews places primary consideration upon the recommendations by the Chief Executive Officer, along with the rationale for such recommendations, with the exception of the compensation review of the Chief Executive Officer himself. The Chief Executive Officer does not participate in the compensation committee’s review or decision as to his compensation package. In establishing individual compensation levels, the compensation committee considers our overall strategic objectives and performance, our stock performance, peer group comparisons and individual performance. No formula is used to determine an executive’s salary. Our overall performance and the achievement of financial and business objectives are considered.

Management’s Role in the Compensation-Setting Process. Management, including our named executive officers, plays some role in the compensation-setting process. The most significant aspects of management’s role are evaluating employee performance, assisting in establishing performance targets and objectives, and recommending salary levels and equity awards. The Chief Executive Officer works with the compensation committee in establishing the agenda for compensation committee meetings. Management also prepares meeting information for each compensation committee meeting.

Use of Compensation Consultants. The compensation committee has in the past engaged compensation consultants to conduct a review and analysis of how our compensation practices compare with our peer group of companies, including during 2006 and 2007.

Nominating and Governance Committee

The nominating and governance committee operates pursuant to a written charter that is available on our website at http://www.dexcom.com. The nominating and governance committee makes recommendations to our Board of Directors concerning candidates for election to our Board of Directors and other corporate governance matters.

The nominating and governance committee considers director nominees recommended by sitting directors, officers, employees, stockholders and others using the same criteria to evaluate all candidates. The nominating and governance committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the nominating and governance committee recommends the candidate for consideration by the full Board. The nominating and governance committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees, but has not done so to date.

Nominees for the Board should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board’s policy is to encourage selection of directors who will contribute to the company’s overall corporate goals: responsibility to its stockholders, technology leadership in diabetes care, effective execution, high customer satisfaction and superior employee working environment. The nominating and governance committee may from time to time review the appropriate skills and characteristics required of Board members, including such factors as personal skills, diversity and professional experience in diabetes care, medical technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board. In evaluating potential candidates for the Board, the nominating and governance committee considers these factors in the light of the specific needs of the Board at that time. Board members are expected to prepare for, attend and participate in meetings of the Board and committees on which they serve, and are strongly encouraged to attend the company’s annual meetings of stockholders.

The nominating and governance committee will consider director candidates recommended by stockholders. The nominating and governance committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the nominating and governance committee to become nominees for election to the Board at an annual meeting of stockholders must do so in accordance with the procedures set forth in “When are stockholder proposals due for next year’s annual meeting?” on page 3 of this proxy statement. Each submission must set forth: the name and address of the stockholder on whose behalf the submission is made; the number of our shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. To date, the nominating and governance committee has not received a director nominee from a stockholder or stockholders holding more than five percent of our voting stock.

Meetings of the Board of Directors and Board and Committee Member Attendance

Our Board of Directors met eleven times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively, except Glen Nelson who attended seven of eleven Board meetings.

We encourage all of our directors and nominees for director to attend our annual meeting of stockholders. Directors who attended our 2007 annual meeting of stockholders on May 23, 2007 included Sean Carney, Terrance Gregg, Donald A. Lucas, Donald L. Lucas, Andrew Rasdal and Jay Skyler.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers serves or in the past has served as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or our compensation committee.

Code of Business Conduct and Ethics

We have adopted a Code of Conduct and Ethics for Employees and Directors that applies to all of our officers, directors and employees. We have also adopted an additional written code of ethics, the Code of Conduct and Ethics for Chief Executive Officer and Senior Finance Department Personnel, for financial employees that applies to our principal executive officer, principal financial officer, principal accounting officer, controller and other employees of the finance department designated by our Chief Financial Officer. These codes are available on our website at http://www.dexcom.com. If we make any substantive amendments to the codes or grant any waiver from a provision of the codes to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by NASDAQ listing standards or applicable law.

Stockholder Communications With The Board Of Directors

Should stockholders wish to communicate with the Board, such correspondences should be sent to the attention of the Company’s Secretary, at 6340 Sequence Drive, San Diego, California 92121. Our Secretary will forward the communication to the other Board members.

DIRECTOR COMPENSATION

Director Compensation Table

The following table provides information for 2007 regarding all compensation awarded to, earned by or paid to each person who served as a director for some portion or all of 2007. Other than as set forth in the table and the narrative that follows it, to date we have not paid any fees to or reimbursed any expenses of our directors, made any equity or non-equity awards to directors, or paid any other compensation to directors.

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Kim Blickenstaff(3)	$18,750	$100,670	—	—	$119,420
Sean Carney	53,522	169,991	—	—	223,513
Terrance Gregg(4)	12,620	174,723	—	—	187,343
Donald A. Lucas	34,125	169,991	—	—	204,116
Donald L. Lucas	66,500	212,265	—	—	278,765
Glen D. Nelson(5)	49,500	170,367	—	—	219,867
Kevin Sayer	4,676	18,638	—	—	23,314
Jay S. Skyler	31,654	170,422	—	—	202,076

(1)	Our non-employee directors shall be paid at least 50% of the annual retainer in shares of stock, and may elect to be paid up to 100% of the annual retainer in shares of stock.

(2)

These amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2007 in accordance with FAS 123(R), with the exception that estimated forfeitures related to service-based vesting were disregarded in these amounts, for awards pursuant to our 2005 Equity Incentive

Plan. Assumptions used in the calculation of this amount for years ended December 31, 2005, 2006 and 2007 are included in footnote one to our audited financial statements for the year ended December 31, 2007 included in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2008. The grant date fair value of options granted during 2007 to Messrs. Blickenstaff, Carney, Donald. A. Lucas, Nelson and Skyler is $125,002. The grant date fair value of options granted to Mr. Gregg is $125,002 for options granted to Mr. Gregg while he was a non-employee director. The grant date fair value of options granted to Mr. Donald L. Lucas is $150,003. The grant date fair value of options granted to Mr. Sayer is $300,003. As of December 31, 2007, Mr. Blickenstaff had options outstanding for 28,054 shares, Mr. Carney had options outstanding for 76,890 shares, Mr. Gregg had options outstanding for 1,038,890 shares, 76,890 of which were received as compensation while a non-employee director, Mr. Donald A. Lucas had options outstanding for 76,890 shares, Mr. Donald L. Lucas had options outstanding for 100,768 shares, Dr. Nelson had options outstanding for 92,776 shares, Mr. Sayer had options outstanding for 63,649 shares, and Dr. Skyler had options outstanding for 76,890 shares.

(3)	Mr. Blickenstaff resigned from our Board of Directors effective September 7, 2007.

(4)	Mr. Gregg received fees of $12,620 for his service as a non-employee director through June 18, 2007. On June 19, 2007, Mr. Gregg assumed the role as our President and Chief Executive Officer, and consequently received no compensation for his service as a director thereafter.

(5)	Mr. Nelson’s term as a director will expire at the 2008 annual meeting, and he has not been nominated for re-election.

Cash Compensation Paid to Directors. Prior to March 15, 2007, each of our non-employee directors was entitled to receive an annual retainer of $20,000, and each non-employee director received $1,750 per meeting and $1,250 per telephone meeting of the Board and committees on which they served, and each committee chair received an additional $1,750 per meeting and $1,250 per telephone meeting of their respective committees. After March 15, 2007, and prior to the payment of the 2007 annual retainer, the annual retainer was amended, and payment to non-employee directors for attending Board or committee meetings and telephone meetings was eliminated and each of our non-employee directors became entitled to receive an annual retainer of $30,000 each year thereafter. The Chairman of the Board, the Chairman of the audit committee, the Chairman of the compensation committee and the Chairman of the nominating and governance committee will also receive additional annual retainers of $10,000, $20,000, $15,000 and $10,000, respectively. In 2008, directors shall be paid at least 50% of the annual retainer in shares of stock, and may elect to be paid up to 100% of the annual retainer in shares of stock. Annual retainers are paid on the date of the annual meeting of stockholders. All of our directors, including our non-employee directors, are reimbursed for their reasonable expenses in attending Board of Directors and committee meetings.

Equity Awards Granted to Directors. Under our 2005 Equity Incentive Plan, our Board has discretion to determine the value and number of equity awards granted to non-employee directors from time to time. Currently, other than the Chairman of the Board, each of our non-employee directors receives an annual option grant with a Black-Scholes value of $125,000, which option grant vests in equal monthly installments over twelve months. The Chairman of the Board receives an annual option grant with a Black-Scholes value of $150,000. Annual option grants to our non-employee directors are made on the date of the annual meeting of stockholders. Incoming non-employee directors receive a one-time grant of the number of options with a Black-Scholes value of $300,000, which option grant vests in equal monthly installments over thirty-six months.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE 2005 EQUITY INCENTIVE PLAN

The Board of Directors approved the adoption of the 2005 Equity Incentive Plan (the “2005 Plan”) in January 2005 and our stockholders approved it in March 2005. It was subsequently amended by our Board and stockholders effective on May 15, 2006 and again on May 23, 2007.

The Board believes it is important to the continued success of DexCom that we adequately compensate our employees, consultants, independent contractors and non-employee directors in order to attract and retain highly qualified personnel.

Stockholders are being asked to approve an amendment to our 2005 Plan, as amended, to increase the number of shares of Common Stock issuable under the 2005 Plan. On March 13, 2008, our Board approved an amendment to increase the number of shares of Common Stock available under the 2005 Plan by 1,250,000, subject to approval from our stockholders at the 2008 annual meeting. This amendment of the 2005 Plan requires the vote of a majority of the shares that are present in person or by proxy and entitled to vote on this matter at the annual meeting. Abstentions will have no effect on the outcome. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved. Our Named Executive Officers (as defined below) have an interest in this proposal because they, along with other eligible employees, may participate in the 2005 Plan.

2005 Equity Incentive Plan

Background. The 2005 Plan became effective on the date of our initial public offering and will terminate on April 19, 2015, unless terminated earlier by our Board of Directors. The plan authorizes the award of stock options, restricted stock awards, stock appreciation rights, restricted stock units and stock bonuses.

Administration. Our 2005 Plan is administered by the compensation committee of our Board of Directors, each member of which is an outside director as defined under Section 162(m) of the Internal Revenue Code. Our compensation committee has the authority to interpret this plan and any agreement entered into under the plan, grant awards and make all other determinations for the administration of the plan. Our compensation committee may at any time reprice or exchange stock options or stock appreciation rights, but not other types of awards without prior stockholder approval, provided that the terms of any repricing satisfy the requirements of Section 409A of the U.S. Internal Revenue Code and any other applicable legal requirements.

Eligibility. All of our employees, consultants and directors are eligible to receive awards under the 2005 Plan. As of the record date, there were approximately 242 employees and 6 non-employee directors who would be eligible to participate in the 2005 Plan. Our compensation committee determines which of our employees, consultants and directors will be granted awards. No employee or consultant is entitled to participate in the 2005 Plan as a matter of right nor does any such participation constitute assurance of continued employment. Only those employees, directors (apart from our non-employee directors) and consultants who are selected to receive grants by our compensation committee may participate in the 2005 Plan.

Discretionary Stock Option Awards. With respect to stock options, our 2005 Plan provides for the grant of both incentive stock options that qualify for favorable tax treatment under Section 422 of the Internal Revenue Code for their recipients and nonqualified stock options. Incentive stock options may be granted only to our employees or employees of any of our subsidiaries. Initially, no more than 3,000,000 shares could be issued pursuant to the exercise of incentive stock options under the 2005 Plan, which number of shares is subject to automatic annual increases as described below. Nonqualified stock options, and all awards other than incentive stock options, may be granted to our employees, officers, directors, consultants, independent contractors and advisors and those of any of our subsidiaries. The exercise price of incentive stock options must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to 10% stockholders must be at least equal to 110% of the fair market value of our common stock on the date of grant. Nonqualified stock options and restricted stock generally will, but need not, be granted with an exercise price at least equal to the fair market value of our common stock on the date of grant. The maximum permitted term for stock options granted under our 2005 Plan is ten years.

Automatic Grants to Non-Employee Directors. Under our 2005 Equity Incentive Plan, our Board has discretion to determine the value and number of equity awards granted to non-employee directors from time to time. Currently, other than the Chairman of the Board, each of our directors receives an annual option grant with a Black-Scholes value of $125,000, which option grant vests in equal monthly installments over 12 months. The Chairman of the Board receives an annual option grant with a Black-Scholes value of $150,000. Annual option grants to non-employee directors are made on the date of the annual meeting of stockholders. With respect to incoming non-employee directors, we grant a number of options with a Black-Scholes value of $300,000, which option grant is to vest in equal monthly installments over 36 months.

The automatic stock option grant at the time a non-employee director first becomes a member of our Board has an exercise price per share equal to the fair market value of a share on the date of grant, a 36-month vesting schedule, and a term of 10 years (subject to earlier termination on ceasing to be a director or a consultant to us). Each annual automatic stock option grant has an exercise price per share equal to the fair market value of a share on the date of grant, a 12-month vesting schedule, and a term of 10 years (subject to earlier termination on ceasing to be a director or a consultant to us). In all cases, vesting is accelerated in full immediately prior to a “Corporate Transaction” (see the description under “Adjustments Upon Changes in Capitalization”).

Restricted Stock Awards. A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions. The price of a restricted stock award will be determined by the compensation committee. Unless otherwise determined by the compensation committee at the time of award, vesting ceases on the date the participant no longer provides services to us and unvested shares are forfeited to us in the case of shares issued at no cost, or subject to repurchase by us at the original issue price for shares sold by us.

Stock Bonuses. Stock bonuses are granted as additional compensation for performance, and therefore, are not issued in exchange for cash.

Stock Appreciation Rights. Stock appreciation rights provide for a payment, or payments, in cash or shares of common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise over the stated exercise price up to a maximum amount of cash or number of shares. Stock appreciation rights may vest based on time or achievement of performance conditions.

Restricted Stock Units. Restricted stock units represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of such right due to termination of employment or failure to achieve certain performance conditions. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit agreement, we will deliver to the holder of the restricted stock unit whole shares of our common stock, cash or a combination of our common stock and cash.

Transferability of Awards. Awards granted under the 2005 plan generally may not be transferred in any manner other than by will or by the laws of descent and distribution. Our compensation committee, however, may permit nonqualified stock options to be transferred by domestic relations order or, in limited circumstances, by gift.

Shares Subject to the 2005 Plan. As of April 2, 2008, there were options to purchase 5,476,333 shares of our common stock outstanding under the 2005 Plan and 814,439 shares reserved for future issuance. The number of shares is increased by any shares that are forfeited or no longer issuable under stock options still outstanding under our now-terminated 1999 Stock Option Plan. In addition, under the terms of our 2005 Plan, the number of shares of our common stock reserved for grant and issuance under the plan increases automatically on January 1 of each of the years starting from 2006 through 2015 by an amount equal to the lesser of 3% of our total issued and outstanding shares as of the immediately preceding December 31st or the number of shares determined by our Board of Directors. Our Board of Directors or compensation committee may reduce the amount of any increase in any particular year. In 2008, the automatic increase equaled 3%, or 858,719 shares. As of April 2, 2008, we had a total of 242 employees who are eligible to participate in the 2005 Plan. The closing price of our stock on April 2, 2008 was $4.00.

Shares available for grant and issuance under our 2005 Plan include:

•

shares of our common stock issuable upon exercise of an option or stock appreciation right granted under this plan that is terminated or cancelled before the option or stock appreciation right is exercised;

•	shares of our common stock subject to awards granted but forfeited or repurchased by us at the original issue price; and

•	shares of our common stock subject to awards granted under this plan that otherwise terminate without shares being issued.

During any calendar year, no existing employee will be eligible to receive more than 500,000 shares, or, in the case of a new employee during the calendar year in which he or she first commence employment, 1,000,000 shares under our 2005 Plan.

Adjustments Upon Changes in Capitalization. In the event of any dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of assets to our stockholders or any other change affecting our common stock, our compensation committee will make appropriate adjustments in the number and type of shares of stock subject to the 2005 Plan, the terms and conditions of any award outstanding under the 2005 Plan, and the grant or exercise price of any such award.

In the event of a “Corporate Transaction,” each outstanding award may be assumed or an equivalent option or right may be substituted by the successor corporation. The vesting of each outstanding award shall accelerate (in other words, become exercisable immediately in full) if the successor corporation refuses to assume the awards, or to substitute substantially equivalent awards or there is no successor corporation. Under the 2005 Plan, a “Corporate Transaction” is generally defined as:

•

a merger or consolidation in which we are not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, our reincorporation in a different jurisdiction, or other transaction in which there is no substantial change in our stockholders and awards granted under the 2005 Plan are assumed or replaced by the successor corporation); or

•	the sale of all or substantially all of our assets; or

•

a merger or consolidation in which we are the surviving corporation but after which our stockholders immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with us in such merger) cease to own their shares or other equity interest in us; or

•

any other transaction (including a dissolution or liquidation) which qualifies as a “corporate transaction” under Section 424(a) of the U.S. Internal Revenue Code wherein our stockholders give up all of their equity interest in us (except for the acquisition, sale or transfer of all or substantially all of our outstanding shares).

Amendment and Termination of the 2005 Plan. Our Board may suspend or terminate the 2005 Plan, or any part thereof, at any time and for any reason. Our compensation committee may also amend the 2005 Plan from time to time, except that we may not amend the 2005 Plan in any manner which would require stockholder approval to comply with any applicable laws, regulations or rules without obtaining such stockholder approval. No action by our Board of Directors, our compensation committee or our stockholders may impair the terms of any award previously granted under the 2005 Plan without the consent of the holder of such award. Unless terminated earlier, the 2005 Plan shall terminate on April 19, 2015.

Federal Income Tax Consequences Associated with the 2005 Plan. The following is a general summary under current law of the material federal income tax consequences to participants in the 2005 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as foreign, state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. This summarized tax information is not tax advice.

Non-Qualified Stock Options (“NSOs”). For federal income tax purposes, if an optionee is granted NSOs under the 2005 Plan, the optionee will not have taxable income on the grant of the option. Generally, on exercise of NSOs the optionee will recognize ordinary income, and we will be entitled to a deduction at that time, in an amount equal to the difference between the aggregate fair market value of the shares for which each such option is exercised and the aggregate exercise price for such shares.

Incentive Stock Options (“ISOs”). There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within either of: (1) two years after the date of grant of the ISO or (2) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee recognizes ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not directly affect whether the optionee is subject to the federal alternative minimum tax.

Stock Appreciation Rights (“SARs”). In the case of SARs granted with an exercise price equal to the fair market value of our common stock on the date of grant, no taxable income is realized upon the receipt of the SAR, but upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. We will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

Restricted Stock Awards. A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (in other words, the shares become vested) or (ii) makes a special election to pay tax in the year the shares are issued. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. We receive a tax deduction at the same time and for the same amount taxable to the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient sells or otherwise disposes of the stock.

Restricted Stock Units. In general, no taxable income is realized upon the grant of a restricted stock unit award The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit is otherwise settled. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Stock Bonus Awards. The participant will realize ordinary income when shares are transferred to him or her unless the shares are subject to restrictions (in which case the tax treatment is as described above under Restricted Stock Awards). The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer. We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.

Section 162(m) of the Code. In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” as provided for by the Code and established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (in other words, the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). To meet the maximum number of shares requirement, the 2005 Plan limits awards to individual participants as follows: no person may receive more than 500,000 shares issuable as awards in any calendar year, other than new employees, who may receive up to a maximum of 1,000,000 shares issuable as awards granted in the calendar year in which they first commence employment. Other awards granted under the 2005 Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest upon pre-established objective performance goals based on one or more of the following business criteria:

•	Net revenue and/or net revenue growth;

•	Earnings per share and/or earnings per share growth;

•	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

•	Operating income and/or operating income growth;

•	Net income and/or net income growth;

•	Total stockholder return and/or total stockholder return growth;

•	Return on equity;

•	Operating cash flow return on income;

•	Adjusted operating cash flow return on income;

•	Economic value added;

•	Individual business objectives; and

•	Company-specific operational metrics.

To the extent that an award under the 2005 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the compensation committee.

Notwithstanding satisfaction of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock or other benefits granted, issued, and/or vested under an award on account of satisfaction of performance criteria may be reduced by the compensation committee on the basis of such further considerations as the compensation committee in its sole discretion determines.

Section 409A. Section 409A of the U.S. Internal Revenue Code imposes certain requirements on non-qualified deferred compensation arrangements and additional taxes on non-qualified deferred compensation arrangements that do not meet such requirements. These requirements affect the timing of an individual’s election to defer compensation and the timing of when changes can be made to the timing and form of distribution of the deferred compensation. Also, Section 409A generally provides that distributions must be made on or following the occurrence of certain events (i.e., the individual’s separation from service, a predetermined date, or the individual’s death). For certain individuals (generally, but not exclusively, our officers) Section 409A requires that such individual’s distribution, when triggered by a separation from service, commence no earlier than six months after the date of such separation from service.

Certain types of awards under the 2005 Plan are automatically subject to the requirements of Section 409A. For example, restricted stock units are treated as deferred compensation subject to Section 409A. Stock options and stock appreciation rights that are granted with an exercise price of not less than fair market value on the date of grant, and with no other feature for the deferral of compensation, are not treated as deferred compensation subject to Section 409A.

If a 2005 Plan award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually received. Also, if an award that is subject to Section 409A fails to comply, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

New Plan Benefits

The following table shows, in the aggregate, the stock option awards that will be granted automatically in fiscal 2008 to the five non-employee directors we will have following the annual meeting, pursuant to our compensation plan for non-employee directors. These grants will be made regardless of whether the amendment to the 2005 Plan is approved by the stockholders.

Name and Position	Dollar Value ($)	Number of Shares Subject to Options
Non-Employee Director Group	$650,000	(1)

(1)	Option grants with a Black-Scholes value of $125,000 will be awarded to each non-employee director, with the exception of the Chairman of the Board, who will receive an option grant with a Black-Scholes value of $150,000. Because the Black-Scholes value of our stock options is not currently determinable, the number of shares subject to such options cannot be determined at this time.

Future awards under the 2005 Plan to executive officers, employees or other eligible participants, and any additional future discretionary awards to non-employee directors in addition to those granted automatically and described above, are discretionary and cannot be determined at this time. We therefore have not included any such awards in the table above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2005 EQUITY INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board of Directors has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 and is seeking ratification of such selection by our stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since 1999. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of DexCom and our stockholders.

To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions and broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table provides information regarding the fees billed to us by Ernst & Young LLP for the fiscal years ended December 31, 2007 and 2006. All fees described below were approved by the audit committee.

	Fiscal Year Ended December 31,
	2007	2006
Audit Fees(1)	$587,628	$559,178
Audit-related Fees	—	—
Tax Fees(2)	35,000	—
All Other Fees(3)	—	6,300

Total Fees	$622,628	$565,478

(1)	Represents fees for services rendered for the audit and/or reviews of our financial statements and the assessment of our internal control over financial reporting. Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters and consents).

(2)	Represents fees related to Section 382 tax studies.

(3)	Represents fees for online research subscription services.

Pre-Approval Policies and Procedures

The audit committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the audit committee adopted by our Board of Directors and available at www.dexcom.com.

The audit committee considered whether the non-audit services rendered by Ernst & Young LLP were compatible with maintaining Ernst & Young LLP’s independence as the independent registered public accounting firm of the company’s consolidated financial statements and concluded they were.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of DexCom under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board of Directors. The audit committee’s functions are more fully described in its charter, which is available on our website at http://www.dexcom.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management our audited financial statements as of and for the fiscal year ended December 31, 2007.

The audit committee reviewed with Ernst & Young LLP such matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants. In addition, the audit committee discussed with Ernst & Young LLP their independence, and received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1. Finally, the audit committee discussed with Ernst & Young LLP, with and without management present, the scope and results of Ernst & Young LLP’s audit of such financial statements, their evaluations of our internal controls, and the overall quality of our financial reporting.

Based on these reviews and discussions, the audit committee has recommended to our Board of Directors that such audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The audit committee also has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 and is seeking ratification of such selection by the stockholders.

Audit Committee

Donald L. Lucas, Chairman

Sean Carney

Donald A. Lucas

Kevin Sayer

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of March 31, 2008:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each named executive officer as set forth in the summary compensation table below; and

•	all executive officers and directors as a group.

The percentage of shares beneficially owned is based on 29,480,815 shares of common stock outstanding as of March 31, 2008. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless indicated above, the persons and entities named below have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2008 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o DexCom, Inc., 6340 Sequence Drive, San Diego, California 92121.

	Shares of Common Stock Beneficially Owned
Beneficial Owner	Number	Percentage
Directors and Named Executive Officers
Sean D. Carney(1)	2,377,349	8.0
Terrance H. Gregg(2)	570,240	1.9
Rodney Kellogg(3)	81,455	*
Steven Kemper(4)	24,790	*
Donald A. Lucas(5)	73,661	*
Donald L. Lucas(6)	526,842	1.8
Glen D. Nelson(7)	257,040	*
Steven R. Pacelli(8)	112,013	*
Andrew P. Rasdal(9)	68,807	*
Jess Roper(10)	16,437	*
Kevin Sayer(11)	12,469	*
Jay S. Skyler(12)	220,579	*
Jorge Valdes(13)	114,342	*
All 13 directors and executive officers as a group(14)	4,456,024	15.1

All 5% Stockholders
Entities affiliated with BlackRock, Inc.(15)	1,560,600	5.3
Michael A. Roth and Brian J. Stark, as joint filers(16)	2,873,361	9.7
Entities affiliated with Warburg Pincus Private Equity VIII, L.P.(17)	2,292,462	7.8
Entities affiliated with Frontier Capital Management Co., LLC(18)	1,823,800	6.2
Entities affiliated with Alger Associates, Inc.(19)	2,254,000	7.6
Entities affiliated with The Travelers Companies, Inc.(20)	1,551,800	5.3

*	Represents less than 1% of the outstanding shares of our common stock.

(1)

Represents 2,292,462 shares held by Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership, including two affiliated limited partnerships (“WP VIII”). WP is the sole managing member of WP Partners. Warburg Pincus Partners LLC, a New York limited liability company (“WP Partners”), and a subsidiary of Warburg Pincus & Co., a New York general partnership (“WP”), is the sole general partner of WP VIII. WP VIII is managed by Warburg Pincus LLC, a New York limited liability company (“WP LLC”). Mr. Carney is a partner of WP and a managing director and member of WP LLC. All shares indicated as owned by Mr. Carney are included because of his affiliation with the Warburg Pincus entities. Mr. Carney disclaims beneficial ownership of all shares owned by the Warburg Pincus entities. Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members and Co-Presidents of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities. Mr. Carney’s address is 466 Lexington Avenue, New York, NY 10017. Includes options held by Mr. Carney to purchase 70,500 shares of our common stock that are exercisable within 60 days of March 31, 2008, as well as 14,387 shares held directly by Mr. Carney.

(2)	Represents options to purchase 416,566 shares of our common stock that are exercisable within 60 days of March 31, 2008, as well as 153,674 shares held directly by Mr. Gregg.

(3)	Represents options to purchase 81,455 shares of our common stock that are exercisable within 60 days of March 31, 2008.

(4)	Represents options to purchase 24,790 shares of our common stock that are exercisable within 60 days of March 31, 2008. Mr. Kemper is no longer an employee of the Company.

(5)	Represents options to purchase 70,500 shares of our common stock that are exercisable within 60 days of March 31, 2008, as well as 3,161 shares directly by Mr. Donald A. Lucas.

(6)	Represents 433,992 shares held by various trusts in which Mr. Lucas is a trustee. Mr. Lucas disclaims beneficial ownership of the shares held in the various trusts in which he is a trustee, except to the extent that he is the beneficiary of any of such trusts. Mr. Lucas’ address is 3000 Sand Hill Road, Building 3-210, Menlo Park, CA 94025. Includes options to purchase 92,850 shares of our common stock that are exercisable within 60 days of March 31, 2008.

(7)	Represents options to purchase 86,386 shares of our common stock that are exercisable within 60 days of March 31, 2008, as well as 170,654 shares held directly by Dr. Nelson.

(8)	Represents options to purchase 106,454 shares of our common stock that are exercisable within 60 days of March 31, 2008, as well as 5,559 shares held directly by Mr. Pacelli.

(9)	Represents options to purchase 62,500 shares of our common stock that are exercisable within 60 days of March 31, 2008, as well as 6,307 shares held directly by Mr. Rasdal. Mr. Rasdal is no longer an employee of the Company.

(10)	Represents options to purchase 12,145 shares of our common stock that are exercisable within 60 days of March 31, 2008, as well as 4,292 shares held directly by Mr. Roper.

(11)	Represents options to purchase 10,608 shares of our common stock that are exercisable within 60 days of March 31, 2008 as well as 1,861 shares held directly by Mr. Sayer.

(12)	Represents options to purchase 70,500 shares of our common stock that are exercisable within 60 days of March 31, 2008, as well as 130,079 shares held directly by Dr. Skyler, and 20,000 shares held by various trusts in which Dr. Skyler is a trustee. Dr. Skyler disclaims beneficial ownership of the shares held in the various trusts in which he is a trustee, except to the extent that he is the beneficiary of any of such trusts.

(13)	Represents options to purchase 111,141 shares of our common stock that are exercisable within 60 days of March 31, 2008, as well as 3,201 shares held directly by Mr. Valdes.

(14)	Includes options to purchase 1,216,395 shares of our common stock that are exercisable within 60 days of March 31, 2008 as well as a total of 3,243,680 shares held directly by the directors and officers.

(15)

Represents 1,560,600 shares held by BlackRock, Inc. according to its Schedule 13G filing made on February 8, 2008 and effective as of December 31, 2007. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(16)	Represents 2,873,361 shares held by Michael A. Roth and Brian J. Stark, as joint filers, according to their Schedule 13G filing made on February 14, 2008 and effective as of December 31, 2007.

(17)	Represents 2,292,462 shares held by Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership, including two affiliated limited partnerships (“WP VIII”). Warburg Pincus Partners, LLC, a New York limited liability company (“WP Partners”) and a subsidiary of Warburg Pincus & Co., a New York general partnership (“WP”), is the sole general partner of WP VIII. WP is the sole managing member of WP Partners. WP VIII is managed by Warburg Pincus LLC, a New York limited liability company (“WP LLC”). By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended, WP VIII, WP Partners LLC, WP and WP LLC may be deemed to be the beneficial owners of the shares. WP Partners, WP and WP LLC disclaim beneficial ownership of such shares, except to the extent of any indirect pecuniary interest therein. Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Managing Members and Co-Presidents of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities. The address of the Warburg Pincus entities is 466 Lexington Avenue, New York, NY 10017.

(18)	Represents 1,823,800 shares held by Frontier Capital Management Co., LLC according to its Schedule 13G filing made on February 14, 2008 and effective as of December 31, 2007. The address of Frontier Capital Management Co., LLC is 99 Summer Street, Boston, Massachusetts 02110.

(19)	Represents 2,254,000 shares held by Alger Associates, Inc. according to its Schedule 13G filing made on January 15, 2008 and effective as of December 31, 2007. The address of Alger Associates, Inc. is 111 Fifth Avenue, New York, NY 10003.

(20)	Represents 730,422 shares held by SPVC V, LLC, 366,660 shares held by SPVC VI, LLC, 13,838 shares held by SPVC Affiliates I, LLC, and 440,880 shares held by Fog City Fund, LLC according to its Schedule 13G filing made on May 11, 2007 and effective May 9, 2007. The Travelers Companies, Inc., a publicly-traded company, owns 100% of St. Paul Fire and Marine Insurance Company. St. Paul Fire and Marine Insurance Company owns a controlling interest of Fog City Fund, LLC. SPVC V, LLC, SPVC VI, LLC and SPVC Affiliates, LLC are jointly managed by Split Rock Partners, LLC and Vesbridge Partners, LLC, however, voting and investment power with respect to the shares have been delegated solely to Split Rock Partners, LLC. Split Rock Partners, LLC has appointed a majority of the members of the board of directors of Fog City Fund, LLC. Split Rock Partners, LLC has delegated voting and investment decisions to four individuals who require a two-thirds vote to act: Michael Gorman, James Simons, David Stassen and Allan Will. Fog City Fund, LLC has delegated voting and investment decisions to Nancy Olson; however, investments or dispositions must be approved by its board of directors. Voting and investment power over the shares held by each named fund may be deemed to be shared with each of the above named individuals and Split Rock Partners, LLC due to the affiliate relationships described above. Each managing director and each of these entities disclaim beneficial ownership of the shares, except to the extent of his or its pecuniary interest therein. The address for Split Rock Partners, LLC is 10400 Viking Drive, Suite 550, Eden Prairie, MN 55344.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that the following reports of changes in ownership were inadvertently filed late by the company: Donald L. Lucas—one form 4, Donald A. Lucas—one form 4.

EXECUTIVE OFFICERS

The following is biographical information as of April 4, 2008 for our executive officers with the exception of our President and Chief Executive Officer who is discussed above.

Name	Age	Position
Jess Roper	43	Vice President and Chief Financial Officer
Andrew K. Balo	60	Vice President of Clinical and Regulatory Affairs and Quality Assurance
James H. Brauker	57	Vice President Research and Development
Rodney Kellogg	52	Vice President of Sales
Steven R. Pacelli	36	Senior Vice President of Corporate Affairs
Jorge Valdes	46	Senior Vice President of Operations

Jess Roper has served as our Vice President and Chief Financial Officer since March 2008. Mr. Roper joined DexCom in March 2005 as its Director of Finance and served as its interim Chief Financial Officer from July 2007 to February 2008. From December 2003 to March 2005, Mr. Roper served initially as Director of Finance and subsequently as Controller for SeraCare Life Sciences, Inc., a manufacturer of plasma-based products. From September 2002 to December 2003, Mr. Roper served as Accounting Manager for Nanogen, Inc., a developer of diagnostic products. Mr. Roper previously served as an auditor with PricewaterhouseCoopers. Mr. Roper received a B.S. in Finance and an M.S. in Corporate Accountancy from San Diego State University. Mr. Roper is a licensed C.P.A.

Andrew K. Balo has served as our Senior Vice President of Clinical and Regulatory Affairs and Quality Assurance since March 2008, and from February 2002 to March 2008, served as our Vice President of Clinical and Regulatory Affairs. From June 1999 to February 2002, Mr. Balo served as Vice President, Regulatory and Clinical Affairs of Innercool Therapies, Inc., a medical technology company. Mr. Balo received a B.S. from the University of Maryland.

James H. Brauker, Ph.D. has served as our Vice President of Research and Development since March 2008. From April 2000 through December 2006, Dr. Brauker served as our Vice President of Research and Development, and from January 2007 to February 2008 he served as a consultant within the life science industry, including as a consultant to us. Dr. Brauker received a B.S. and an M.S. from Central Michigan University and a Ph.D. from Michigan State University.

Rodney Kellogg has served as our Vice President of Sales since December 2005. From January 2002 to December 2005, Mr. Kellogg served as Vice President and General Manager for the Diabetes Systems Division at Smiths Medical MD, Inc., a medical technology company. From July 1997 to January 2002, Mr. Kellogg served as Vice President and General Manager of Smiths Medical’s Vascular Access Division. Mr. Kellogg received a B.S. from the University of Missouri.

Steven R. Pacelli has served as our Senior Vice President of Corporate Affairs since July 2007, and from April 2006 to July 2007, served as our Vice President of Legal Affairs. From March 2003 to April 2006, Mr. Pacelli served as a corporate attorney with Stradling Yocca Carlson & Rauth where he specialized in public and private finance, mergers and acquisitions and general corporate matters for life sciences and technology companies. From February 2001 to March 2003, Mr. Pacelli served as Vice President of Corporate Development, Secretary and General Counsel of Axcelerant, Inc., a provider of secure managed business network services. From January 2000 to January 2001, Mr. Pacelli served as Vice President, Secretary and General Counsel of Flashcom, Inc., a provider of consumer broadband DSL services. Mr. Pacelli received a B.A. from the University of California, Los Angeles and a J.D. from the University of Virginia. Mr. Pacelli is a member of the State Bar of California.

Jorge Valdes has served as our Senior Vice President of Operations since July 2007, and from November 2005 to July 2007, served as our Vice President of Engineering. From July 1999 to March 2005,

Mr. Valdes served as Vice President of Engineering at Advanced Fibre Communications, or AFC, a provider of broadband access solutions. Mr. Valdes also served as General Manager for the fiber to the premise (FTTP) business unit of AFC beginning in May 2004. Mr. Valdes received his B.S. and an M.B.A. from the University of Miami, Florida.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The compensation committee of the Board of Directors has principal responsibility for establishing, implementing and continually monitoring adherence to our compensation philosophy and objectives. The committee’s duties include the performance evaluation and compensation of our Chief Executive Officer, the compensation of our other executive officers and directors, and oversight of our compensation arrangements, plans, policies and programs for employees generally.

General Objectives and Philosophy

Our philosophy for all employees, including our executive officers, is to relate compensation to corporate performance, while providing a total compensation package that is competitive and enables us to attract, motivate, reward and retain key executives and employees. Different compensation elements are geared to short and longer-term performance with a common goal of increasing value for our key constituencies—patients, healthcare providers, employees and our stockholders. We believe that the compensation of our executive officers and employees should reflect our success as an organization, and their performance as individuals, in attaining key financial and operating objectives established by our compensation committee. In addition, we strive to promote an ownership mentality among our executive officers and employees, which we believe is best achieved through our stock option and other equity incentive programs. Above all, we endeavor to ensure that our compensation program is perceived as fundamentally fair to all stakeholders.

Elements of our Compensation Plans

Elements of compensation for our employees, including our executive officers, include:

•	base salary that is designed primarily to be competitive with base salary levels in effect at comparable medical technology companies with which we compete for personnel;

•	cash bonuses tied to the achievement of annual performance goals established by the compensation committee; and

•	long-term equity incentives, including stock option and restricted stock grants, to strengthen the mutuality of interests between our employees and our stockholders.

In November 2006, in preparation for establishing 2007 compensation levels, our compensation committee solicited proposals from three separate compensation consultants and retained the services of Compensia, Inc. (“Compensia”) who had not before conducted any business directly with our company. Compensia was charged, among other things, with conducting a competitive assessment of our executive compensation. In addition to talking to members of our compensation committee and participating in meetings of the compensation committee, Compensia analyzed publicly available compensation related data and worked with our Chief Executive Officer to obtain historical data and insight into our previous compensation practices. In preparing its analysis, Compensia utilized a peer group of companies consisting of firms directly comparable in size and industry to ours, and consisting of firms which, although substantially larger in size, are direct competitors to us for valued employees in the medical technology business, and included Abbott Laboratories, Johnson & Johnson, Medtronic, Inc., Conceptus, Inc., ev3, Inc., Home Diagnostics, Inc., Northstar Neuroscience, Inc., NuVasive, Inc., Orthovita, Inc., Thoratec Corp. and Volcano Corp. Our Chief Executive Officer and the Chairman of our compensation committee assisted Compensia in ensuring the peer group used was appropriate. While our compensation committee did not engage Compensia or any other compensation consultant to perform a base salary and cash bonus compensation analysis for fiscal 2008, our compensation committee took Compensia’s 2007 analysis and recommendations into consideration when setting base salaries for fiscal 2008 and as a basis for developing the cash bonus component of executive compensation for fiscal 2008. In February 2008, the compensation committee engaged Compensia to perform an analysis regarding the equity component of executive compensation for fiscal 2008 and relied on Compensia’s analysis and recommendations when issuing a recommendation that our stockholders approve an amendment to our 2005 Plan to increase the number of shares of Common Stock issuable under the 2005 Plan by 1,250,000 shares.

Base Salary

We provide our executive officers and other employees with a base salary to compensate them for services rendered during the fiscal year. We determine base salaries for our executive officers based in part on our review of prevailing compensation practices in our peer group. The compensation committee reviews competitive market information with our Chief Executive Officer for each executive level position and within the compensation committee as to the Chief Executive Officer. In addition, the compensation committee reviews each executive’s performance for the last year and objectives for the next year, together with the executive officer’s responsibility level and our fiscal performance compared to objectives for the last year and our performance targets for the next year. The relative weight given to these factors varies with each individual at the discretion of the committee. In determining our Chief Executive Officer’s base salary, the compensation committee consults with the overall Board.

On December 24, 2007, the compensation committee approved base salaries for our named executive officers, excluding our President and Chief Executive Officer. The annual base salaries for fiscal 2008 for Jess Roper, Chief Financial Officer, Jorge Valdes, Senior Vice President of Operations, Steven Pacelli, Senior Vice President of Corporate Affairs and Rodney Kellogg, Vice President of Sales were increased from their 2007 levels to $200,000 from $154,000, $254,400 from $240,000, $248,240 from $232,000 and $221,450 from $215,000, respectively. Additionally, on January 29, 2008, the compensation committee approved an increase in base salary for fiscal 2008 for Terrance Gregg, our President and Chief Executive Officer, from $400,000 to $420,000. Annual salaries during fiscal 2006 for Messrs. Roper, Valdes, Pacelli and Kellogg were $127,200, $200,000, $205,000, and $210,000. Mr. Gregg was not an employee during 2006.

Bonus Plans

Our cash bonus plans are designed to reward our executives for the achievement of shorter-term goals, principally relating to the achievement of revenue targets and operational performance goals. Target results are generally developed through our annual financial planning process, whereby we assess our future operating environment and build projections on anticipated results. The compensation committee believes revenue targets and operational performance goals are effective measurements in assessing how well or how poorly we are performing from a financial and development standpoint. It is our general philosophy that management be rewarded for their performance as a team in the attainment of these goals. We believe that this is important to aligning our executive officers and employees and promoting teamwork among them. Hence, we have adopted a practice of establishing identical revenue targets and performance goals for all our non-sales executive officers and employees. Therefore, the same financial and operational achievements drive all cash bonuses, irrespective of position.

In February 2007, our compensation committee approved a bonus plan for fiscal 2007 (“2007 Plan”) under which all of our employees, including the named executive officers, were eligible for cash bonus awards beginning at a threshold amount of 12%, targeted at 25%, and up to a maximum of 35%, of an employee’s salary if we exceeded specified targeted revenue and operating income goals. No bonuses were paid under the 2007 Plan since we did not meet the specified minimum revenue target of $11.6 million or maximum operating loss target of $36.3 million for fiscal 2007. However, in accordance with the charter of the compensation committee, the compensation committee has authority to award cash bonuses to employees in the committee’s discretion from time to time. These cash bonuses are reserved for special circumstances to reward employees for unique contributions that provide significant value for our stakeholders but are not easily captured in our existing bonus plans. On December 24, 2007, the compensation committee approved a special bonus to certain key employees, including our named executive officers but excluding our President and Chief Executive Officer, based on the achievement of certain non-financial corporate goals, including, but not limited to, advancement of clinical and regulatory efforts related to our next generation product, negotiation of a technology integration agreement with an insulin delivery company, completion of clinical and regulatory efforts related to a new supplier of raw materials, and implementation of a new document control system. Amounts paid to our named executive officers as this special bonus were $35,000 to Jess Roper, $48,000 to Jorge Valdes, $46,400 to Steven Pacelli and $68,625 to Rodney Kellogg. Additionally, on January 29, 2008, the compensation committee approved a special bonus of $119,553 to Terrance Gregg, our President and Chief Executive Officer.

In formulating our cash bonus plan for fiscal 2008 (the “2008 Plan”), our compensation committee decided to make performance targets a factor in determining bonuses, in addition to financial targets. On February 26, 2008, the compensation committee approved the 2008 Plan for our management and select individual contributors, including our Chief Executive Officer, Chief Financial Officer and other named executive officers, but excluding our Vice President of Sales, for whom there is a separate plan, pursuant to which these officers are eligible for cash bonus awards if we attain specified revenue targets and operational performance milestones. The target bonus for the Chief Executive Officer is 50% of his base salary; the target bonus for each of the our Senior Vice Presidents is 35% of their respective base salaries; the target bonus for the remainder of our management employees is 25% of their respective base salaries.

The amount of any bonus awarded under the 2008 Plan will be predicated on achieving targeted revenue goals and operational performance milestones. Generally speaking, 70% of any bonus paid under the 2008 Plan is based on achieving certain annual revenue goals (the “Revenue Component”) and 30% is based on achieving certain performance milestones (the “Performance Component”).

Under the 2008 Plan, no portion of the Revenue Component shall be paid unless we meet a specified minimum revenue target for fiscal 2008. Upon achievement of this minimum revenue target, each eligible participant will receive a bonus award of 80% of their targeted Revenue Component. Upon achievement of 100% of the company’s revenue target for fiscal 2008, each eligible participant will receive a bonus award of 100% of their targeted Revenue Component. If the company exceeds its fiscal 2008 revenue target, the eligible participants will receive bonuses at various increased amounts up to a maximum of 175% of their targeted Revenue Component. The revenue target is established at a level that is achievable, but will require better than expected performance by the company and each of our named executive officers.

Under the Performance Component, bonus amounts will also be paid to the eligible participants if the company achieves specified performance milestones. Eligible participants will receive 25% of their targeted Performance Component for achievement of each of four performance milestones during fiscal 2008 related to our goals to advance our technology development and commercialization efforts. The first performance milestone relates to the commercialization of the SEVEN, as well as advancement of our research and next generation products. A second milestone relates to clinical and regulatory efforts with respect to our integrated insulin delivery and continuous glucose monitoring system. The third milestone relates to the advancement of our ISO certification and our CE mark efforts. The last performance milestone relates to the development of our hospital product.

The compensation committee also approved a bonus plan for our Vice President of Sales (the “Sales Bonus Plan”). The maximum bonus payable to the Vice President of Sales is 50% of his base salary. Under the Sales Bonus Plan, 70% of any bonus paid is based on our achievement of specified minimum quarterly revenue targets and 30% of any bonus paid is based on our achievement of the specified performance milestones included in the 2008 Plan. The Sales Bonus Plan is intended to create a specific incentive to grow our quarterly sales.

Stock Option and Equity Incentive Programs

We grant equity awards to our executive officers and key employees based upon prior performance, the importance of retaining their services and the potential for their performance to help us attain our long-term goals. We intend our equity award program to be the primary vehicle for offering long-term incentives and rewarding our executive officers and other key employees. We also regard our equity award program as a key retention tool. The retentive aspect of our equity award program is a very important factor in our determination of the type of award to grant and the number of shares underlying the equity award that are granted. We also consider the number of vested equity awards currently held by our executive officers in determining additional grants. However, there is no set formula we utilize for the granting of equity awards to individual executives or employees.

Because of the direct relationship between the value of a stock option (which is the right to purchase a share of our common stock at a predetermined price) or share of restricted stock and the fair market value of our common stock, we believe that granting stock options and shares of restricted stock is the best method of motivating our executive officers and employees in a manner that is consistent with the interests of our company and our stockholders. In fiscal 2007, we granted stock options and shares of restricted stock to certain executives and employees as we believed that the granting of stock options and shares of restricted stock was the best way to reward them for and to motivate them toward superior performance. However, we may utilize other forms of equity awards as and when we deem necessary, particularly in response to changes in tax and accounting treatment of awards. Accordingly, the compensation committee may utilize more restricted stock and fewer stock options as a means to retain, reward and motivate our executive officers and key employees in fiscal 2008, which would provide an incentive to an employee to spend an extended portion of time with us and to build value over time.

We typically grant stock options and shares of restricted stock to certain of our executives and other key employees annually in conjunction with the review of their individual performance. This review takes place at a regularly scheduled meeting of the compensation committee. In fiscal 2007, the compensation committee adopted a policy to grant any annual awards three days following our annual earnings release. In fiscal 2008, however, the compensation committee elected to delay the granting of annual awards until immediately following our annual meeting of stockholders pending approval by our stockholders of an amendment to our 2005 Plan, as amended, to increase the number of shares of Common Stock issuable under the 2005 Plan by 1,250,000 shares at the annual meeting. Grants to newly hired executive officers are approved by the compensation committee and are effective on the executive’s first day of employment. The board has authorized our Chief Executive Officer to grant individual stock awards, up to the equivalent of 50,000 stock awards, to non-executive employees between regularly scheduled meetings of the compensation committee, up to an aggregate of 300,000 stock awards in any calendar year. The grant date for these options is the date on which our Chief Executive Officer approves the grant for the newly hired employee, and it is our practice to have our Chief Executive Officer approve options on a bi-weekly basis. The exercise price of all stock options is set at the closing price of our common stock on the NASDAQ Global Market on the grant date. Options typically vest as to 25% of the shares on the first anniversary of the date of grant with the remainder vesting ratably over a 36-month period thereafter. Certain option grants to certain of our currently employed named executive officers during 2007 vest ratably over a 48-month period and it is expected that any future grants to our named executive officers will also vest ratably over a 48-month period.

Our insider trading policy prohibits all officers, directors and employees from speculating in our common stock, which includes, but is not limited to, short selling (profiting if the market price of the securities decreases); buying or selling publicly traded options, including writing covered calls; and hedging or any other type of derivative arrangement that has a similar economic effect.

Perquisites and Certain Other Benefits

We limit the perquisites that we make available to our executive officers, particularly in light of recent developments with respect to corporate crime and abuse involving perquisites. Except for certain severance and change of control agreements described below, our executives are not entitled to any benefits that are not otherwise available to all of our employees. In addition, it should be noted that we do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees. Our health and insurance plans are the same for all employees.

Termination and Change of Control

Our severance and change of control agreements are designed to facilitate our ability to attract and retain executives as we compete for talent in a marketplace where such protections are commonly offered. The severance benefits described below are designed to ease an employee’s transition due to an unexpected employment termination by us due to on-going changes in our employment needs. Our change of control agreements encourage executives to remain focused on our business in the event of rumored or actual fundamental corporate changes.

In June 2007, we entered into an Executive Change of Control and Severance Agreement with Mr. Gregg, and on October 23, 2007, the compensation committee also approved a form of Executive Change of Control and Severance Agreement (collectively, the “Change of Control Agreement”) that was entered into by each of our Chief Financial Officer, our other named executive officers and our other executive officers ranking vice president and above. We entered into the Change of Control Agreement as part of our ongoing, periodic review of our compensation and benefits programs, in recognition of the importance to us and to our stockholders of avoiding the loss and distraction of key management personnel that may occur if such key personnel are concerned about their job security in connection with actual or rumored corporate changes, and to help us attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky without these arrangements.

The Change of Control Agreement provides that in the event of a change of control while the covered officer is employed by us, or in the event that the covered officer is involuntarily terminated without cause during the period that begins (1) 90 days prior to the earlier of (i) the execution of a letter of intent relating to a change of control transaction, or (ii) the execution of a definitive agreement with respect to a change of control transaction, in either case provided that the change of control with the party to the letter of intent or definitive agreement is consummated within two years following such execution, and ends (2) on the date such change of control becomes effective, the vesting of all of the shares subject to all options held by the covered officer and any other stock awards that the Board of Directors determines should be subject to the Change of Control Agreement will be accelerated in full. We believe the structure of this change of control arrangement protects shareholder value by allowing as the opportunity to deliver an intact and motivated management team to any potential acquirer. If we did not offer any benefits in connection with a change of control, our executives could be less motivated to pursue a potential acquisition even if such a transaction would benefit our stockholders, because of the possibility that they would lose the potential value of their unvested equity compensation or future cash compensation upon an acquisition.

The Change of Control Agreement also provides that, in the event we terminate a covered officer without cause (as defined therein) or the covered officer resigns due to a constructive termination, (as defined therein) the covered officer will receive twelve months salary as severance and twelve months of vesting acceleration of all of the shares subject to all options held by the covered officer and any other stock awards that the Board of Directors determines should be subject to the Change of Control Agreement. In each case, our obligation to make any severance payments or provide vesting acceleration is expressly conditioned upon the covered officer’s execution and delivery of a general release and waiver of all claims. The Change of Control Agreement represents the complete and exclusive statement of agreement between the covered officers and us with respect to vesting acceleration or severance and supersedes any other agreements or promises made to the covered officers with respect to vesting acceleration or severance.

The amounts payable upon a covered officer’s termination of employment or upon a change of control are calculated on a hypothetical basis and set forth on page 36 below.

Accounting and Tax Considerations

Since January 1, 2006, we have accounted for stock-based payments in accordance with the requirements of FASB Statement 123(R).

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The committee believes that at the present time it is unlikely that the compensation paid to any executive officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the committee has not yet established a policy for determining which forms of incentive compensation awarded to our executive officers shall be designed to qualify as “performance-based compensation.” Our equity plan in form meets the requirements for obtaining tax deductibility. We intend to continue to evaluate the effects of the statute and any applicable Treasury regulations and to comply with Code section 162(m) in the future to the extent consistent with our best interests.

Summary Compensation Table

The following table presents compensation information for the year ended December 31, 2007 awarded to, earned by or paid to our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers. We refer to these executive officers as our named executive officers elsewhere in this proxy statement.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Terrance H. Gregg	2007	$215,384		$119,533	—		$628,683	—	—	$811	$964,411
President and Chief Executive Officer(4)	2006	—		—	—		—	—	—	—	—

Andrew P. Rasdal	2007	452,308	(5)	—	—		433,064	—	—	11,740	897,112
President and Chief Executive Officer	2006	398,789					605,895			11,832	1,016,516

Jess Roper	2007	136,362		35,000	$2,211	(7)	32,885	—	—	3,952	210,410
Vice President and Chief Financial Officer(6)	2006	127,200		10,000	—		31,144	—	—	3,908	172,252

Steven J. Kemper	2007	245,905	(8)	—	—		170,684	—	—	11,762	428,350
Chief Financial Officer	2006	225,000		50,000			138,837			11,751	425,588

Rodney Kellogg	2007	215,879		68,625	—		292,020	—	—	12,026	588,550
Vice President of Sales	2006	210,000					402,184			11,726	623,910

Steve Pacelli	2007	226,056		46,400	—		449,544	—	—	4,270	726,270
Sr. Vice President of Corporate Affairs	2006	145,866		50,000			230,667			3,020	429,553

Jorge Valdes	2007	235,294		48,000	—		338,921	—	—	12,050	634,265
Sr. Vice President of Operations	2006	210,646					374,004			11,710	596,360

(1)	These amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2007 in accordance with FAS 123(R), with the exception that estimated forfeitures related to service-based vesting were disregarded in these amounts, for awards pursuant to our 2005 Stock Plan. Assumptions used in the calculation of this amount for years ended December 31, 2005, 2006 and 2007 are included in footnote one to our audited financial statements for the year ended December 31, 2007 included in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2008.

(2)	No amounts were earned under the incentive bonus plan described in the section above entitled “Compensation Discussion and Analysis—Elements of our Compensation Plans—Bonus Plan.”

(3)	These amounts represent premiums paid to various employee health and life insurance policies.

(4)	Mr. Gregg began serving as the company’s President and Chief Executive Officer on June 19, 2007 and the compensation information in this table reflects his earnings as an employee and do not reflect his compensation as a non-employee director prior to June 19, 2007. Mr. Gregg’s compensation as a non-employee director is listed in the Director Compensation table above.

(5)	Mr. Rasdal served as the Company’s President and Chief Executive Officer through June 18, 2007. Of the $452,308 paid to Mr. Rasdal, $300,000 was pursuant to his Separation Agreement with the Company dated June 19, 2007.

(6)	Mr. Roper began serving as the Company’s Interim Chief Financial Officer on July 31, 2007 and received a salary increase to $154,000 annually. The compensation detailed in the table above reflects earnings Mr. Roper received prior to and after his appointment as Interim Chief Financial Officer.

(7)	Mr. Roper received a restricted stock grant of 1,500 shares on March 9, 2007 which vest in four annual equal installments.

(8)	Mr. Kemper served as the Company’s Chief Financial Officer through July 30, 2007. Of the $245,905 paid to Mr. Kemper, $115,000 was pursuant to his Separation Agreement with the Company dated July 30, 2007.

Grants of Plan-Based Awards

The following table provides information with regard to potential cash bonuses paid or payable in 2007 under our performance-based, non-equity incentive plan, and with regard to each equity award granted to each named executive officer during 2007.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock(2)	All Other: Option Awards Number of Shares Underlying Option Awards(3)	Exercise price of Option Awards(4)	Grant Date Fair Value of Option Awards
			Threshold(1)	Target(1)	Maximum(1)
Terrance H. Gregg	N/A		$48,000	$100,000	$140,000
	5/23/07						31,890	$7.31	$125,002
	6/19/07	(5)					962,000	6.85	3,533,522

Andrew P. Rasdal(5)	N/A		36,000	75,000	105,000

Jess Roper	N/A		18,480	38,500	53,900
	3/9/07					1,500		N/A	10,875
	3/9/07						4,500	7.25	17,494
	8/2/07						25,000	7.79	104,428

Steven J. Kemper	N/A		27,600	57,500	80,500
	3/9/07						40,000	7.25	155,504

Rodney Kellogg	N/A		25,800	53,750	75,250
	N/A						55,000	7.25	213,818

Steven R. Pacelli	N/A		27,840	58,000	81,200
	3/9/07						55,000	7.25	213,818
	8/2/07	(6)					100,000	7.79	417,710

Jorge Valdes	N/A		28,800	60,000	84,000
	3/9/07						55,000	7.25	213,818
	8/2/07	(6)					100,000	7.79	417,710

(1)	In February 2007 the compensation committee adopted a bonus plan (the “2007 Plan”) under which our named executive officers could earn a target bonus of between 12% and 35% of their annual base salary if we achieved certain revenue or operational targets. We did not issue any bonus awards out of the 2007 Bonus Plan, as is reflected in the Summary Compensation Table above.

(2)	All stock awards granted in 2007 were made under our 2005 Equity Incentive Plan, each of which vest in four equal annual installments.

(3)	All option awards granted in 2007 were made under our 2005 Equity Incentive Plan. Except as footnoted here, each of these options vest over four years, with 25% vesting after one year and an additional 1/48th of the total number of shares vesting each month thereafter. Options expire ten years from the date of grant.

(4)	Represents the fair market value of a share of our common stock on the grant date in accordance with FAS 123(R).

(5)	Mr. Rasdal was also eligible to receive an additional bonus under a separate CEO bonus plan (the “CEO Bonus Plan”) if we achieved the same certain revenue or operational targets as set forth in the 2007 Plan, which bonus amounts range from an additional $48,000 upon achievement of the minimum revenue and operational targets, up to $140,000 upon achievement in excess of the revenue and operational targets. We did not issue any bonus award to Mr. Rasdal under the CEO Bonus Plan.

(6)	These option grants vest in equal monthly installments over 48 months.

Outstanding Equity Awards at December 31, 2007

The following table provides information regarding each vested and unvested stock option and stock award held by each named executive officer as of December 31, 2007.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options(1)			Option Exercise Price(2)	Option Expiration Date	Number of Shares That Have Not Vested		Market Value of Shares That Have Not Vested
Name	Vested	Unvested
Andrew P. Rasdal	62,500	37,500		$14.30	12/7/2015	—		$—
	156,312	26,688	(3)	2.40	12/24/2014
	150,000	—		0.50	3/11/2014
	78,000	—		0.50	2/10/2014
	296,327	—		0.30	1/2/2012

Terrance H. Gregg	160,333	801,667	(4)	6.85	6/19/2017	—		—
	18,602	13,288		7.31	5/23/2017
	10,555	9,445		21.00	5/19/2016
	21,527	3,473		13.99	5/19/2015

Steven J. Kemper	10,000	30,000		7.25	3/9/2017	—		—
	9,165	10,835		25.13	5/2/2016
	5,625	4,375		14.30	12/7/2015
	38,998	10,263		2.40	12/24/2014
	20,555	—		0.50	2/10/2014
	71,288	—		0.50	5/15/2013

Jess Roper	—	25,000		7.79	8/2/2017	1,500	(5)	10,875
	—	4,500		7.25	3/9/2017
	8,750	6,250		10.00	3/11/2015

Rodney Kellogg	—	55,000		7.25	3/9/2017	—		—
	6,770	18,230		10.48	11/16/2016
	47,916	52,084		14.14	12/5/2015

Steven R. Pacelli	8,333	91,667	(6)	7.79	8/2/2017	—		—
	—	55,000		7.25	3/9/2017
	16,666	33,334		11.33	8/8/2016
	41,666	58,334		20.65	4/17/2016

Jorge Valdes	8,333	91,667	(6)	7.79	8/2/2017	—		—
	—	55,000		7.25	3/9/2017
	13,541	36,459		10.48	11/16/2016
	49,999	50,001		13.45	11/1/2015

(1)	Except as otherwise footnoted here, each of these options vest over four years, with 25% vesting after one year and an additional 1/48th of the total number of shares vesting each month thereafter.

(2)	Represents the fair market value of a share of our common stock, as determined by our board of directors, on the option’s grant date. Please see “Compensation Discussion and Analysis—Elements of Our Compensation Plans—Stock Option and Equity Incentive Programs” above for a discussion of how we have valued our common stock.

(3)	Represents unvested options which are immediately exercisable into shares of restricted common stock.

(4)	This option grant vests in equal monthly installments over 36 months.

(5)	Mr. Roper holds 1,500 shares of restricted stock which shall vest in four equal annual installments, none of which were vested as of December 31, 2007.

(6)	These option grants vest in equal monthly installments over 48 months.

2007 Option Exercises and Stock Vested

The following table shows stock options exercised by our named executive officers in fiscal 2007, including the total value of gains on the date of exercise based on actual sale prices or at the closing price on the date of exercise if the shares were not sold that day, in each case less the exercise price of the stock options.

Name	Shares Acquired on Exercise	Realized Value
Andrew P. Rasdal	228,673	$2,040,226

Employment, Severance and Change of Control Arrangements

In October 2007, we entered into an Amended and Restated Employment Agreement with our President and Chief Executive Officer, Terrance Gregg (the “Gregg Employment Agreement”). Under the Gregg Employment Agreement, in the event we terminate Mr. Gregg’s employment without cause or he is constructively terminated, he will receive 12 months salary as severance and 12 months of vesting acceleration of all of the shares subject to all options held by Mr. Gregg and any other stock awards that the Board of Directors determines should be subject to the change of control provisions of the Gregg Employment Agreement. In addition, all stock options granted to Mr. Gregg, whether currently outstanding or granted in the future, will immediately vest upon a change of control.

The following table summarizes the potential payments and benefits payable to Mr. Gregg upon termination of employment or a change of our control under each situation listed below, modeling, in each situation, that Mr. Gregg was terminated on December 31, 2007. The Gregg Employment Agreement requires that the severance payment be in a lump sum.

Executive Benefits and Payments Upon Termination:	Involuntary Termination Not For Cause	Constructive Termination	Following a Change of Control
Base salary	$400,000	$400,000	$400,000
Value of accelerated stock options(1)	$655,118	$655,118	$1,953,233

(1)	The closing price of DexCom’s stock on December 31, 2007 was $8.83, less than the exercise price of a portion of options held.

We have also entered into change of control arrangements with Mr. Roper, Mr. Kellogg, Mr. Pacelli and Mr. Valdes. The Change of Control Agreements provide that in the event of a change of control while the executive is employed by us, or in the event that the executive is involuntarily terminated without cause during the period that begins (1) 90 days prior to the earlier of (i) the execution of a letter of intent relating to a change of control transaction, or (ii) the execution of a definitive agreement with respect to a change of control transaction, in either case provided that the change of control with the party to the letter of intent or definitive agreement is consummated within two years following such execution, and ends (2) on the date such change of control becomes effective, the vesting of all of the shares subject to all options held by the executive and any other stock awards that the Board of Directors determines should be subject to the Change of Control Agreements will be accelerated in full. The Change of Control Agreements also provide that, in the event the Company terminates the executive without cause or the executive resigns due to a constructive termination, the executive will receive a lump sum payment equal to twelve months salary as severance and twelve months of vesting acceleration of all of the shares subject to all options held by the executive and any other stock awards that the Board of Directors determines should be subject to the Change of Control Agreement. In each case, the Company’s obligation to make any severance payments or provide vesting acceleration is expressly conditioned upon the executive’s execution and delivery of a general release and waiver of all claims. The Change of Control Agreement represents the complete and exclusive statement of agreement between the executive and the Company with respect to vesting acceleration or severance and supersedes any other agreements or promises made to the executive with respect to vesting acceleration or severance.

The following table summarizes the potential payments and benefits payable to each of Mr. Roper, Mr. Kellogg, Mr. Pacelli and Mr. Valdes upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Roper, Mr. Kellogg, Mr. Pacelli and Mr. Valdes were terminated on December 31, 2007.

Name of Executive:	Kellogg			Pacelli			Roper			Valdes
	Severance	Value of Accelerated Stock Options		Severance	Value of Accelerated Stock Options		Severance	Value of Accelerated Stock Options and Restricted Stock		Severance	Value of Accelerated Stock Options
Involuntary Termination Not For Cause	$215,000	$21,725		$232,000	$47,725		$154,000	$8,278		$240,000	$47,725
Involuntary Termination Not For Cause or Constructive Termination upon Change of Control	$215,000	$86,900	(1)	$232,000	$190,900	(1)	$154,000	$33,110	(1)	$240,000	$190,900	(1)

(1)	The closing price of DexCom’s stock on December 31, 2007 was $8.83, less than the exercise price of a portion of options held.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2007, with respect to all of our equity compensation plans in effect on that date.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by stockholders(1)(2)	5,900,223	$6.46	1,128,747
Equity compensation plans not approved by stockholders(3)	—	—	—

Total	5,900,223	$6.46	1,128,747

(1)	Includes the 1999 Stock Option Plan, the 2005 Equity Incentive Plan (the “2005 Plan”) and the 2005 Employee Stock Purchase Plan. 497,786 shares under column (c) are attributable to our 2005 Equity Incentive Plan and 630,961 are attributable to our 2005 Employee Stock Purchase Plan. Each of the 2005 Plan and 2005 Employee Stock Purchase Plan contain provisions that provide for automatic increases to the authorized number of shares of up to 3% and 1%, respectively, to occur on January 1 of each year. Does not include increase of 858,719 shares to number of authorized shares under the 2005 Plan that occurred on January 1, 2008 pursuant to the 2005 Plan’s automatic increase in authorized shares. Does not include increase of 286,240 shares to number of authorized shares under the 2005 Employee Stock Purchase Plan that occurred on January 1, 2008 pursuant to the 2005 Employee Stock Purchase Plan’s automatic increase in authorized shares.

(2)	Shares reserved for future issuance under the 2005 Plan may be granted as restricted stock.

(3)	As of December 31, 2007, we did not have any equity compensation plans that were not approved by our stockholders.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of DexCom under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Sean Carney, Chairman
Glen Nelson
Donald A. Lucas

CERTAIN TRANSACTIONS

From January 1, 2007 to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeded $120,000 to which the company was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest.

Our audit committee reviews the fairness and approval of any proposed transaction between management and other related parties of the company (other than transactions that are subject to review by the compensation committee) that are brought to the attention of the audit committee. In addition, our Code of Conduct and Ethics sets forth factors that should be considered in determining whether there may be a direct or indirect material interest, such as the size and nature of the person’s interest; the nature of the company’s relationship with the other entity; and whether the person has access to confidential company information.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other agents) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of broker, banks or other agents with account holders who are stockholders of DexCom will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, bank or other agent, and direct a written request for the separate proxy statement and annual report to American Stock Transfer and Trust Company at 59 Maiden Lane, Plaza Level, New York, New York, 10038. Stockholders whose shares are held by their broker, bank or other agent as nominee and who currently receive multiple copies of the proxy statement at their address that would like to request “householding” of their communications should contact their broker, bank or other agent.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ANNUAL REPORTS

A copy of our annual report to stockholders, which includes financial statements, is being mailed with this proxy statement.

We have filed our annual report on Form 10-K for the fiscal year ended December 31, 2007 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a DexCom stockholder, we will mail without charge a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

Requests for copies of our annual report to stockholders or our annual report on Form 10-K should be directed to Investor Relations, DexCom, Inc., 6340 Sequence Drive, San Diego, California 92121.

By Order of the Board of Directors

Terrance H. Gregg

Chief Executive Officer and President

San Diego, California

April 18, 2008

ANNEX A

DEXCOM INC.

2005 EQUITY INCENTIVE PLAN

Approved by Stockholders on March 21, 2005 (and as amended thereafter)

1. PURPOSE. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent or Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Stock Bonuses Stock Appreciation Rights (“SARs”) and Restricted Stock Units (“RSUs”). Capitalized terms not defined in the text are defined in Section 26.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.2 and 21 below, 8,758,118* Shares are available for grant and issuance under the Plan. The number of shares authorized for issuance under this Plan and all other share amounts set forth in this Plan reflect the 1-for-2 reverse split of the Company’s Common Stock to be effected on or before the Effective Date. In addition, any shares issued under the Dexcom 1999 Stock Option Plan (the “1999 Plan”) on the Effective Date (as defined below) that are forfeited or that are issuable upon exercise of options granted pursuant to the 1999 Plan that expire without having been exercised in full, will no longer be available for grant and issuance under the 1999 Plan but will be available for grant and issuance under this Plan. Shares that are subject to: (a) issuance upon exercise of an Option or SAR granted under this Plan but cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) Awards granted under this Plan but are forfeited or are repurchased by the Company at the original issue price; or (c) Awards granted under this Plan that otherwise terminate without Shares being issued, will return to the pool of Shares available for grant and issuance under this Plan. The number of Shares available for grant and issuance under the Plan shall be increased on the first day of each January 2006 through 2015, by the lesser of: (i) three percent (3%) of the number of Shares issued and outstanding on the preceding December 31, and (ii) a lesser number of Shares determined by the Board. In order that ISOs may be granted under this Plan, no more than 6,398,009 Shares shall be issued as ISOs. The Company may issue Shares that are authorized but unissued or treasury shares pursuant to the Awards granted under this Plan. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Options and SARs granted under the Plan and all other outstanding but unvested Awards granted under the Plan.

2.2 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.1; (e) the maximum number of shares that may be issued to an individual in any one calendar year set forth in Section 3; and (f) the number of Shares that are granted as Awards to Non-Employee Directors as set forth in Section 8, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up (down in the case of ISOs) to the nearest whole Share, as determined by the Committee; and provided further that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

*	3,000,000 shares were available for grant and issuance when the Plan was initially approved in 2005. An additional 2,041,993 shares became available under the 2005 Plan from the 1999 Plan pursuant to Section 2.1 of the 2005 Plan. Additional increases to the Plan of 762,496, 844,910, and 858,719 shares occurred in 2006, 2007 and 2008, respectively, pursuant to Section 2.1 of the Plan. An additional 1,250,000 shares shall be available for grant and issuance conditioned on approval of Proposal 2 of the Company’s 2008 definitive proxy.

3. ELIGIBILITY. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a corporation that is Parent or Subsidiary. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary; provided that such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. The Committee (or its designee under Section 4.1(c)) will from time to time determine and designate among the eligible persons who will be granted one or more Awards under the Plan. A person may be granted more than one Award under the Plan. However, no person will be eligible to receive more than 500,000 Shares issuable under Awards granted in any calendar year, other than new employees of the Company or of a Parent or Subsidiary (including new employees who are also officers and directors of the Company or any Parent or Subsidiary), who are eligible to receive up to a maximum of 1,000,000 Shares issuable under Awards granted in the calendar year in which they commence their employment.

4. ADMINISTRATION.

4.1 Committee Authority. The Plan shall be administered by the Committee or by the Board acting as the Committee. Except for grants to Non-Employee Directors pursuant to Section 8 hereof, and subject to the general purposes, terms and conditions of the Plan, the Committee will have full power to implement and carry out the Plan. Without limiting the previous sentence, the Committee will have the authority to:

(a) construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

(b) prescribe, amend and rescind rules and regulations relating to the Plan or any Award, including determining the forms and agreements used in connection with the Plan, provided that the Committee may delegate to the President, the Chief Financial Officer or the officer in charge of human resources, in consultation with the Company’s General Counsel, the authority to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate Plan administration, and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan;

(c) select persons to receive Awards; provided that the Committee may delegate to one or more Executive Officers (who would also be considered “officers” under Delaware law) the authority to grant an Award under the Plan to Participants who are not Insiders;

(d) determine the terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability, transferability, and payment of Awards;

(i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(j) determine whether an Award has been earned;

(k) amend the Plan; or

(l) make all other determinations necessary or advisable for the administration of the Plan.

4.2 Committee Interpretation and Discretion. Except for grants to Non-Employee Directors pursuant to Section 8 hereof, any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant. The Committee may delegate to one or more Executive Officers, the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and Participant.

5. OPTIONS. The Committee may grant Options to Participants and will determine (a) whether the Options will be ISOs or NSOs; (b) the number of Shares subject to the Option, (c) the Exercise Price of the Option, (d) the period during which the Option may be exercised, (e) the exercisibility of the Option and (f) all other terms and conditions of the Option, subject to the provisions of the Plan. With respect to Options granted to Non-Employee Directors pursuant to Section 8 in the event of a conflict between the provisions of Section 8 and this Section 5, the provisions of Section 8 shall prevail.

5.1 Form of Option Grant. Each Option granted under the Plan will be evidenced by a Stock Option Agreement that will expressly identify the Option as an ISO or NSO. Except as otherwise required by Section 8 regarding the terms of Options to Non-Employee Directors, the Stock Option Agreement will be substantially in a form and contain such provisions (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant the Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement, and a copy of the Plan (plus any additional documents required to be delivered under applicable laws), will be delivered to the Participant within a reasonable time after the Option is granted. The Stock Option Agreement, Plan, and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.3 Exercise Period and Expiration Date. An Option will vest and become exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Stock Option Agreement governing such Option, subject to the provisions of Section 5.6, and subject to Company policies established by the Committee from time to time. The Committee may provide for Options to vest and become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares subject to the Option as the Committee determines. The Stock Option Agreement shall set forth the Expiration Date; provided that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Stockholder will be exercisable after the expiration of five years from the date the Option is granted.

An Option may only be exercised by the personal representative of a Participant or an Authorized Transferee or by the person or persons to whom a Participant’s rights under the Option shall pass by such person’s will or by the laws of descent and distribution of the state of such person’s domicile at the time of death, and then only as and to the extent that such person was entitled to exercise the Option on the date of death.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and, in the case of an ISO will not be less than the Fair Market Value of the Shares on the date of grant provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 11 of the Plan and the Stock Option Agreement.

5.5 Procedures for Exercise. A Participant or Authorized Transferee may exercise Options by following the procedures established by the Company’s Stock Administration Department, as communicated and made available to Participants.

5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a)	If the Participant is Terminated for any reason except Cause, death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date and no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond three (3) months after the Termination Date deemed to be an NSO), but in any event, no later than the Expiration Date of the Options.

(b)	If the Participant is Terminated because of Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond twelve (12) months after the Termination Date, deemed to be an NSO), but in any event no later than the Expiration Date of the Options.

(c)	If the Participant is Terminated because of Participant’s Disability (or the Committee determines that the Participant experiences a Disability within three (3) months after a Termination other than because of Participant’s Disability or for Cause), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than six (6) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond twelve (12) months after the Termination Date, deemed to be an NSO), but in any event no later than the Expiration Date of the Options.

(c)	Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option; provided that the minimum number will not prevent a Participant from exercising an Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that calendar year will be ISOs, and the Options for the Shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be NSOs. If the Code is amended to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated into the Plan and will apply to any Options granted after the effective date of the Code’s amendment.

5.9 Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO. If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Company may require the Participant to immediately notify the Company in writing of such Disqualifying Disposition.

5.10 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action may not, without the written consent of Participant, impair any of Participant’s rights under any Option previously granted; and provided, further that without stockholder approval, the modified, extended, renewed or new Option may not have a lower Exercise Price than the outstanding Option. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected, by a written notice to them.

5.11 No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs will be interpreted, amended or altered, and no discretion or authority granted under the Plan will be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK AWARDS.

6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by a Restricted Stock Purchase Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant accepts a Restricted Stock Award by signing and delivering to the Company a Restricted Stock Purchase Agreement with full payment of the Purchase Price, within thirty days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within thirty days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise. The Restricted Stock Award, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

6.3 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and, may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan and the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company’s Stock Administration Department, as communicated and made available to Participants.

6.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Restricted Stock Purchase Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment for Shares to be purchased under any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5 Termination During Performance Period. Except as set forth in the Participant’s Restricted Stock Award, any Restricted Stock Award vesting will cease to vest on the Participant’s Termination Date.

7. STOCK BONUS AWARDS.

7.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to a Stock Bonus Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. No payment will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. If the Stock Bonus Award is to be earned upon the satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the issuance of any Shares or other payment to a Participant pursuant to a Stock Bonus Award, the Committee will determine the extent to which the Stock Bonus Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to a Stock Bonus Award to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

7.3 Form of Payment to Participant. The Stock Bonus Award will be paid to the Participant currently. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, either in a lump sum payment or in installments, all as the Committee determines.

7.4 Termination of Participant. In the event of a Participant’s Termination during a Performance Period or vesting period, for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus Award only to the extent earned as of the date of Termination in accordance with the Stock Bonus Agreement, unless the Committee determines otherwise.

8. GRANTS TO NON-EMPLOYEE DIRECTORS.

8.1 Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 8 may be automatically made pursuant to a policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

8.2 Eligibility. Awards pursuant to this Section 8 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 8.

8.3 Vesting, Exercisability and Settlement. Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs (as defined below), the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time such Option or SAR is granted.

9. STOCK APPRECIATION RIGHTS.

9.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to an eligible person that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled. The SAR may be granted for services to be rendered or for past services already rendered to the Company, or any Parent or Subsidiary. All SARs shall be made pursuant to a SAR Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

9.2 Terms of SARs. The Committee will determine the terms of a SAR including, without limitation: (a) the number of Shares deemed subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect on each SAR of the Participant’s Termination. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and, may be less than Fair Market Value (but not less than the par value of the Shares. A SAR may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual SAR Agreement. If the SAR is being earned upon the satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to a SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different performance goals and other criteria.

9.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the SAR Agreement governing such SAR. The SAR Agreement shall set forth the Expiration Date; provided that no SAR will be exercisable after the expiration of seven years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.

9.4 Form and Timing of Settlement. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code and any regulations or rulings promulgated by the Internal Revenue Service. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, as the Committee determines.

10. RESTRICTED STOCK UNITS

10.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to an eligible person covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All RSUs shall be made pursuant to a RSU Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

10.2 Terms of RSUs. The Committee will determine the terms of a RSU including, without limitation: (a) the number of Shares deemed subject to the RSU; (b) the time or times during which the RSU may be exercised; (c) the consideration to be distributed on settlement, and the effect on each RSU of the Participant’s Termination. A RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual RSU Agreement. If the RSU is being earned upon satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a RSU Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the RSUs to take into account changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

10.3 Form and Timing of Settlement. The portion of a RSU being settled shall be paid currently. To the extent permissible under law, the Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code and any regulations or rulings promulgated by the Internal Revenue Service. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee determines.

11. PAYMENT FOR SHARE PURCHASES.

11.1 Payment. Payment for Shares purchased pursuant to the Plan may be made by any of the following methods (or any combination of such methods) that are described in the applicable Award Agreement and that are permitted by law:

(a) in cash (by check);

(b) in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participants’ heirs or legatees after Participant’s death, by cancellation of indebtedness of the Company to the Participant;

(c) by surrender of shares of the Company’s Common Stock that either: (1) were obtained by the Participant or Authorized Transferee in the public market; or (2) if the shares were not obtained in the public market, they have been owned by the Participant or Authorized Transferee for more than six months and have been paid for within the meaning of SEC Rule 144 (and, if the shares were purchased from the Company by use of a promissory note, the note has been fully paid with respect to the shares);

(d) in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participants’ heirs or legatees after Participant’s death, by waiver of compensation due or accrued to Participant for services rendered;

(e) by tender of property; or

(f) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1) through a “same day sale” commitment from the Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “same day sale” procedures and in accordance with law; or

(2) through a “margin” commitment from Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “margin” procedures and in accordance with law.

11.2 Issuance of Shares. Upon payment of the applicable Purchase Price or Exercise Price (or a commitment for payment from the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment), and compliance with other conditions and procedures established by the Company for the purchase of shares, the Company shall issue the Shares registered in the name of Participant or Authorized Transferee (or in the name of the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment) and shall deliver certificates representing the Shares (in physical or electronic form, as appropriate). The Shares may be subject to legends or other restrictions as described in Section 15 of the Plan.

12. WITHHOLDING TAXES.

12.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for the Shares. If a payment in satisfaction of an Award is to be made in cash, the payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

12.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of whole Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

13. PRIVILEGES OF STOCK OWNERSHIP. No Participant or Authorized Transferee will have any rights as a stockholder of the Company with respect to any Shares until the Shares are issued to the Participant or Authorized Transferee. After Shares are issued to the Participant or Authorized Transferee, the Participant or Authorized Transferee will be a stockholder and have all the rights of a stockholder with respect to the Shares including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if the Shares are Restricted Stock, any new, additional or different securities the Participant or Authorized Transferee may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided further, that the Participant or Authorized Transferee will have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant’s original Exercise Price or Purchase Price pursuant to Section 15.

14. TRANSFERABILITY. No Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process; provided, however that with the consent of the Committee a Participant may transfer a NSO to an Authorized Transferee. Transfers by the Participant for consideration are prohibited. Without such consent by the Committee, a NSO shall, like all other Awards under the Plan, be exercisable (a) during a Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative; and (b) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

15. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase all or a portion of a Participant’s Shares that are not “Vested” (as defined in the Award Agreement), following the Participant’s Termination, at any time within ninety days after the later of (a) the Participant’s Termination Date or (b) the date the Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness with respect to Shares, at the Participant’s original Exercise Price or Purchase Price; provided that upon assignment of the right to repurchase, the assignee must pay the Company, upon assignment of the right to repurchase, cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

16. CERTIFICATES. All certificates for Shares or other securities delivered under the Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system on which the Shares may be listed.

17. ESCROW. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other transfer instruments approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

18. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award shall not be effective unless the Award is in compliance with all applicable state, federal and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system on which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, federal or foreign securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

19. NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary or limit in any way the right of the Company or any Parent or Subsidiary to terminate Participant’s employment or other relationship at any time, with or without cause.

20. REPRICING, EXCHANGE, BUYOUT OF AWARDS. The repricing of Options or SARs is permitted without prior stockholder approval, provided that the terms of the repricing satisfy the requirements of Section 409A of the Code and any regulations or rulings promulgated by the Internal Revenue Service. The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange without stockholder approval, and with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

21. CORPORATE TRANSACTIONS.

21.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation, if any, refuses to assume or replace the Awards, as provided above, pursuant to a Corporate Transaction or if there is no successor corporation due to a dissolution or liquidation of the Company, such Awards shall immediately vest as to 100% of the Shares subject thereto at such time and on such conditions as the Board shall determine and the Awards shall expire at the closing of the transaction or at the time of dissolution or liquidation.

21.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under Section 21.1, in the event of a Corporate Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

21.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

22. ADOPTION AND STOCKHOLDER APPROVAL. The Plan was adopted by the Board on February 9, 2005. The Plan shall become effective upon the Effective Date. The stockholders of the Company must approve the Plan in a manner consistent with applicable law within twelve (12) months of its approval by the Board.

23. TERM OF PLAN. The Plan will terminate ten years following the Effective Date.

24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend the Plan in any respect, including without limitation grants to Non-Employee Directors pursuant to Section 8 of the Plan and amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans, or pursuant to the Exchange Act or any rule promulgated thereunder. In addition, no amendment that is detrimental to a Participant may be made to any outstanding Award without the consent of the Participant.

25. NON-EXCLUSIVITY OF THE PLAN; UNFUNDED PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

26. DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:

(a) “Authorized Transferee” means the permissible recipient, as authorized by this Plan and the Committee, of an NSO that is transferred during the Participant’s lifetime by the Participant by gift or domestic relations order. For purposes of this definition a “permissible recipient” is: (i) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption; (ii) any person (other than a tenant or employee) sharing the Participant’s household; (iii) a trust in which the persons in (i) or (ii) have more than fifty percent of the beneficial interest; (iv) a foundation in which the persons in (i) or (ii) or the Participant control the management of assets; or (v) any other entity in which the person in (i) or (ii) or the Participant own more than fifty percent of the voting interest.

(b) “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right or Restricted Stock Unit.

(c) “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means termination of the Participant’s employment on the basis of the Participant’s conviction (or a plea of nolo contendere) of fraud, misappropriation, embezzlement or any other act or acts of dishonesty constituting a felony and resulting or intended to result directly or indirectly in a substantial gain or personal enrichment to the Participant at the expense of the Company or any Subsidiary.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(g) “Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board. Each member of the Committee shall be (i) a “non-employee director” for purposes of Section 16 and Rule 16b-3 of the Exchange Act, and (ii) an “outside director” for purposes of Section 162(m) of the Code, unless the Board has fewer than two such outside directors.

(h) “Company” means DexCom Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(i) “Corporate Transaction” means (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, (d) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company; or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

(j) “Disability” means a disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

(k) “Effective Date” means the date on which the Registration Statement covering the initial public offering of shares of the Company’s common stock is declared effective by the SEC.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(m) “Executive Officer” means a person who is an “executive officer” of the Company as defined in Rule 3b-7 promulgated under the Exchange Act.

(n) “Exercise Price” means the price at which a Participant who holds an Option or SAR may purchase the Shares issuable upon exercise of the Option or SAR.

(o) “Expiration Date” means the last date on which an Option or SAR may be exercised as determined by the Committee.

(p) “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(1) if such Common Stock is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on such date;

(2) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(3) if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

(4) if none of the foregoing is applicable, by the Board of Directors in good faith.

(q) “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

(r) “ISO” means an Incentive Stock Option within the meaning of Section 422 of the Code.

(s) “NASD Dealer” means broker-dealer that is a member of the National Association of Securities Dealers, Inc.

(t) “NSO” means a nonqualified stock option that does not qualify as an ISO.

(u) “Option” means an Award pursuant to Section 5 or Section 8 of the Plan.

(v) “Non-Employee Director” means a member of the Company’s Board of Directors who is not a current employee of the Company or any Parent or Subsidiary.

(w) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain or such lesser percentage as determined by the Committee.

(x) “Participant” means a person who receives an Award under the Plan.

(y) “Performance Factors” means the factors selected by the Committee from among the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

(1) Net revenue and/or net revenue growth;

(2) Earnings per share and/or earnings per share growth;

(3) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(4) Operating income and/or operating income growth;

(5) Net income and/or net income growth;

(6) Total stockholder return and/or total stockholder return growth;

(7) Return on equity;

(8) Operating cash flow return on income;

(9) Adjusted operating cash flow return on income;

(10) Economic value added;

(11) Individual business objectives; and

(12) Company specific operational metrics.

(z) “Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for the Award.

(aa) “Plan” means this DexCom Inc. 2005 Equity Incentive Plan, as amended from time to time.

(bb) “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

(cc) “Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 8 of the Plan.

(dd) “Restricted Stock Purchase Agreement” means an agreement evidencing a Restricted Stock Award granted pursuant to Section 6 or Section 8 of the Plan.

(ee) “Restricted Stock Unit” means an Award granted pursuant to Section 8 or Section 10 of the Plan.

(ff) “RSU Agreement” means an agreement evidencing a Restricted Stock Unit Award granted pursuant to Section 8 or Section 10 of the Plan.

(gg) “SAR Agreement” means an agreement evidencing a Stock Appreciation Right granted pursuant to Section 8 or Section 9 of the Plan.

(hh) “SEC” means the Securities and Exchange Commission.

(ii) “Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

(jj) “Shares” means shares of the Company’s Common Stock $0.001 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 21, and any successor security.

(kk) “Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 9 of the Plan.

(ll) “Stock Bonus” means an Award granted pursuant to Section 7 or Section 8 of the Plan.

(mm) “Stock Bonus Agreement” means an agreement evidencing a Stock Bonus Award granted pursuant to Section 7 or Section 8 of the Plan.

(nn) “Stock Option Agreement” means the agreement which evidences a Stock Option, granted pursuant to Section 5 or Section 8 of the Plan.

(oo) “Subsidiary” means any entity directly or indirectly controlled by the Company, as determined by the Committee.

(pp) “Ten Percent Stockholder” means any person who directly or by attribution owns more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

(qq) “Termination” or “Terminated” means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Parent or Subsidiary; provided that a Participant shall not be deemed to be Terminated if the Participant is on a leave of absence approved by the Committee or by an officer of the Company designated by the Committee; and provided further, that during any approved leave of absence, vesting of Awards shall be suspended or continue in accordance with guidelines established from time to time by the Committee. Subject to the foregoing, the Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

DEXCOM, INC.

6340 Sequence Drive

San Diego, California 92121

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2008

The undersigned hereby appoints Terrance H. Gregg and Jess Roper, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of DexCom, Inc. which the undersigned may be entitled to vote at the 2008 Annual Meeting of Stockholders of DexCom, Inc. to be held on May 19, 2008 at 2:00 p.m. local time at DexCom’s headquarters, located at 6340 Sequence Drive, San Diego, California 92121, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

VOTING INSTRUCTIONS:

Complete, sign, date and promptly return this proxy card in the postage-paid envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE NAMED BELOW.

PROPOSAL 1:	To elect the Class III director to hold office until our 2011 Annual Meeting of Stockholders.

☐	FOR the nominee listed below (except as marked to the contrary below).	☐	WITHHOLD authority to vote for the nominee listed below.

Nominee:	Sean D. Carney

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE 2005 EQUITY INCENTIVE PLAN REGARDING AN INCREASE TO THE NUMBER OF AUTHORIZED SHARES.

PROPOSAL 2:	To amend our 2005 Equity Incentive Plan to increase the number of authorized shares under the Plan by 1,250,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008

PROPOSAL 3:	To ratify the selection by the audit committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED

SIGNATURE(S)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.